Exhibit 4.4

THIRD AMENDED AND RESTATED SHAREHOLDERS

AGREEMENT

THIS THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT is made as of October 19, 2007

BETWEEN:

(1)           THE PERSONS whose names are set out in Schedule 1 (collectively, the “Existing Ordinary Shareholders” and individually, an “Existing Ordinary Shareholder”);

(2)           THE PERSONS whose names are set out in Schedule 2 (collectively, the “Series A Preferred Shareholders” and individually, a “Series A Preferred Shareholder”);

(3)           THE PERSONS whose names are set out in Schedule 3 (collectively, the “Series B Preferred Shareholders” and individually, a “Series B Preferred Shareholder”);

(4)           THE PERSONS whose names are set out in Schedule 4 (collectively, the “Series C Preferred Shareholders” and individually, a “Series C Preferred Shareholder”);

(5)           Cathay Industrial Biotech Ltd. (the “Company”), a company incorporated in the Cayman Islands with its registered office at Corporate Filing Services Limited, 4th Floor, Harbour Centre, P.O. Box 613, George Town, Grand Cayman, Cayman Islands; and

(6)           Xiucai Liu (“Dr. Liu”), an individual whose primary place of business is located at Building 5, 3F, 1690 Cailun Road, Zhangjiang Hightech Park, Shanghai, People’s Republic of China.

WHEREAS:

(A)          The Parties desire to enter into this Agreement to regulate the affairs of the Company and their relationship inter se as shareholders of the Company on the terms and conditions hereinafter set out;

(B)           This Agreement is entered into by the parties hereto pursuant to a Series C Preferred Shares Subscription Agreement dated as of October 19, 2007 (the “Series C Subscription Agreement”) made between the Company and the Series C Preferred Shareholders.

IT IS AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1         Definitions

In this Agreement and the Schedules, unless the subject or context otherwise requires, the following words and expressions shall have the following meanings respectively ascribed to them:

“Act” means the Companies Law (as amended) of the Cayman Islands;

“Adjustment Payment” means an amount equal to the difference between (x) the Series C Price (as defined below) multiplied by the total number of Ordinary Shares issuable to an Investor upon conversion of the Series C Preferred Shares held by such Investor at the time of and in connection with the closing of an initial public offering of the Company (the

“Conversion Shares”) minus (y) the Offering Price (as defined below) multiplied by the total number of Conversion Shares issuable to such Investor.

“Affiliate” with respect to a person, means any person that is Controlled by, Controls, or is under common Control with that person, in each case for so long as such Control continues and:

(a)   in the case of an individual includes (i) his immediate family; (ii) the trustees of any trust of which he or his immediate family is a beneficiary or, in the case of a discretionary trust, is a discretionary object; and (iii) any company in which he and his immediate family together (directly or indirectly) have an interest of 25% or more of its voting share capital; and

(b)   in the case of a company includes (i) an associated company of the first-mentioned company; and (ii) any company where the first-mentioned company and its associated companies together (directly or indirectly) have an interest of 25% or more of its voting share capital.

“Applicable Laws” means, with respect to any person, all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any governmental authority, (b) governmental approvals and (c) notices, orders, decisions, injunctions, judgments, awards and decrees of or agreements with any governmental authority;

“Articles” means the Third Amended and Restated Articles of Association of the Company, as may be amended, modified or supplemented from time to time;

“Auditors” means the auditors of the Company;

“Board” means the Board of Directors of the Company;

“Business Days” means any weekdays (other than Saturdays and Sundays) when banks are generally open for the transaction of domestic business in Cayman Islands, City of New York, State of New York, and the People’s Republic of China;

“Business Plan” means the business plan provided by the Company to the Investors;

“Capital” means Capital International Private Equity Fund V, L.P. and CGPE V, L.P;

“Capital Reorganisation” means, in relation to any of the Group Companies, the reorganization of any Group Company’s share capital and, includes every issue by way of capitalisation of profits or reserves, every issue by way of rights issue, every consolidation or sub-division or reduction of capital or capital dividend, any amalgamation or reconstruction relating to or affecting equity share capital;

“Closing” or “Closing Date” is as defined in the Series C Subscription Agreement;

“Competitor” means any company which has as its primary business one or more of the following: (i) production of long-chain diacids, such as DC-12, by way of a bio-fermentation process, (ii) production of butanol by way of a bio-fermentation process, or (iii) with respect to any company which operates predominantly in the People’s Republic of China (solely for purposes of this definition, excluding Taiwan, the Macau Special Administrative Region and the Hong Kong Special Administrative Region), production of any corn-process derived products, in the case of each of (i), (ii) and (iii), utilizing production platform technologies similar to those used by the Company and/or its affiliates;

“Confidential Information” means, subject to Clause 14.1.1, (i) all information and other material supplied by any party hereto to another (including any information and other material supplied to any director nominated by such other party to the Board as of right hereunder) which is marked “confidential”, is Subject Proprietary Information, or is by its nature intended to be exclusively for the knowledge of the recipient alone, (ii) any information concerning the business transactions, financial arrangements or business of any party hereto or any person with whom such party is in a confidential relationship with regard to the matter in question, and (iii) to the extent disclosed to the Investors prior to October 19, 2007 secret or highly sensitive information which relates to the organization, business, finances or affairs of such party or any of its clients’ or customers’, including, without limitation, information contained in any memoranda or documentation provided to the Investors in respect of the sale or supply of any products;

“Consent” means any consent, notice, approval, ratification, authorization, waiver, permit, grant, concession, agreement, license, exception or order of, registration, certificate, declaration or filing with, or report or notice to, any person, including, without limitation, any governmental approvals secured from any governmental entity;

“Control” means, with respect to a person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies of such person (whether through ownership of more than 50% of the voting power of securities of such person through the power to appoint a majority of the members of the board of directors or similar governing body of such person, or through contractual arrangements or otherwise).  The terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing;

“Deed of Ratification and Accession” means the deed in the form and on the terms set out in Appendix A;

“Directors” means the Directors of the Company;

“Dr. Liu” means Dr. Xiucai Liu;

“Existing Ordinary Shareholders” means the Ordinary Shareholders holding the Ordinary Shares of the Company as of the date hereof;

“GAAP” means generally accepted accounting principals, consistently applied;

“Goldman Sachs” means GSPS Asia Limited;

“Gramineae” means Gramineae Holding Company Limited;

“Group Companies” or individually “Group Company” means the Company and any person (other than a natural person) from time to time Controlled thereby, including without limitation, the companies set out in Exhibit A;

“Holder” means the holders of the Registrable Securities;

“Intellectual Property” includes patents, know-how, inventions (whether patentable or not), trade secrets and other confidential information, copyrights, trademarks, service marks, trade dress rights, logos, domain names, business names, registration of and applications to register any of the aforesaid items, rights in the nature of any of the aforesaid items in any country, rights in the nature of unfair competition rights and rights to sue for passing off;

“Investors” mean Goldman Sachs, Gramineae, the New Horizon Funds, China Biochem, Capital, HBM BioVentures (Cayman) Ltd., HBM BioMed China, Stone Group Holdings Limited, Verbier International Inc., BioVeda China Fund II, L.P., Northern Light Venture Fund, L.P., Northern Light Strategic Fund, L.P., Northern Light Partners Fund, L.P., New Enterprise Associates 12, Limited Partnership, and MS China 8 Limited;

“Key Managers” or “Key Management” means the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, any Vice President of the Company or any employee of any Group Company who reports directly to the Board of Directors or the Chief Executive Officer, it being understood that, on the date hereof, the Key Managers consist solely of Xiucai Liu, Paul Caswell, Qixian Zhang, Li Zhu, Bao Lv, Hui Huang and Xiaodong Shen;

“Liquidation” means a consolidation, merger, amalgamation or scheme of arrangement of a Group Company, or a sale, license or other disposition of all or substantially all of the assets of a Group Company, or any transaction or series of related transactions in which a majority of the voting capital of, or Control in, a Group Company is transferred;

“Memorandum” means the Third Amended and Restated Memorandum of Association of the Company, as amended, modified or supplemented from time to time;

“Medy” means Medy Ltd., a British Virgin Islands Company;

“New Horizon Funds” means New Horizon Evergreen Investment Co., Ltd and GM Investment Company Limited, collectively, and each, a “New Horizon Fund”;

“Offering Price” means the price per share of Shares of the Company sold to the public in any initial public offering of the Company;

“Ordinary Shares” means ordinary shares of the Company with par value of US$0.001 per share, each of which shall be entitled to one vote on all matters subject to shareholders’ votes;

“Ordinary Shareholders” means the persons holding Ordinary Shares;

“Parties” means the parties to this Agreement and “Party” means any one of them;

“Permitted Repurchase” is defined in Clause 6.17;

“Permitted Transferee” means a transferee of Shares transferred pursuant to Clause 5.5 of this Agreement;

“PRC” means the Peoples Republic of China, solely for purposes of this Agreement, excluding Taiwan, the Special Administrative Region of Macau and the Special Administrative Region of Hong Kong;

“Preferred Shareholders” means the holders of the Series A Preferred Shares, the holders of the Series B Preferred Shares and the holders of the Series C Preferred Shares;

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares;

“Qualified IPO” shall mean the closing of the sale of shares to the public at a price greater than or equal to US$4.27 per share (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Ordinary Shares) in a firmly underwritten initial public offering of the Company on an internationally recognised stock exchange that is reasonably acceptable to the holders of at least two-thirds of the issued and outstanding Shares, voting together as a class, with gross proceeds to the Company of not less than US$150 million;

“Registrable Securities” shall mean (i) the Preferred Shares, (ii) the Ordinary Shares issuable or issued upon conversion of the Preferred Shares, (iii) any Shares issued as (or issuable upon the conversion, exchange or exercise of any Ordinary Share derivative) a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (i) and (ii);

“Required Approval” means the affirmative vote or written consent of at least two-thirds of the Directors then in office, including the affirmative vote of at least three Preferred Directors.

“SEC”means the Securities Exchange Commission of the United States or any other federal agency at the time administering the Securities Act;

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended from time to time;

“Senior Executives” is defined in Clause 6.4.1;

“Series A Preferred Shares” means the Series A Participating Convertible Preference Shares of US$0.001 each in the capital of the Company and having the rights attached thereto as set out in the Memorandum and Articles;

“Series A Subscription Agreement” means the share subscription agreement dated April 24, 2006, entered into among the Company and certain other parties thereto for the subscription and purchase of Series A Preferred Shares;

“Series B Preferred Shares” means the Series B Participating Convertible Preference Shares of US$0.001 each in the capital of the Company and having the rights attached thereto as set out in the Memorandum and Articles;

“Series B Price” means US$2.03 per share;

“Series B Subscription Agreement” means the share subscription agreement dated November 3, 2006 entered into among the Company and certain other parties thereto for the subscription and purchase of Series B Preferred Shares;

“Series C Preferred Shares” means the Series C Participating Convertible Preference Shares of US$0.001 each in the capital of the Company and having the rights attached thereto as set out in the Memorandum and Articles;

“Series C Price” means US$5.35 per share;

“Series C Subscription Agreement” means the share subscription agreement dated October 19, 2007 entered into among the Company and certain other parties thereto for the subscription and purchase of Series C Preferred Shares;

“Shareholders” means the holders of the Shares;

“Shares” means the Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and any other shares from time to time issued by the Company;

“Specified Business” means the development, manufacturing, distribution or sale either of (1) long-chain diacids and any derivatives thereof; or (2) biomass-based or derived other raw materials-based products of any kind produced using bio-process manufacturing methods; or (3) other products, technology or services associated with the industrial biotechnology or chemical industries;

“Subject Proprietary Information” means secret or highly sensitive information which relates to a party’s technology, designs, documentation, manuals, pricing strategies, accounts, dealers’ lists, customer lists, marketing studies, drawings, notes, memoranda and the information contained therein, any information therein in respect of trade secrets, technology and technical or other information relating to the development, manufacture, clinical testing, analysis, or proposed development, of any products by such party; and plans for the development of such products;

1.2         Interpretation

1.2.1        Any reference in this Agreement to “Recitals”, “Clauses” and the “Schedules” and the “Appendix” are to the recitals and clauses of, and the schedules and the appendix to, this Agreement.

1.2.2        The headings are for convenience only and shall not affect the interpretation of this Agreement.

1.2.3        Unless the context otherwise requires or permits, references to the singular number shall include references to the plural number and vice versa; references to natural persons shall include bodies corporate and vice versa; and words denoting any gender shall include all genders.

1.2.4        Any reference in this Agreement to “this Agreement” and to any other documents or agreement includes all amendments, additions and variations thereto agreed between the respective parties thereto.

1.2.5        Any reference in this Agreement or the Appendices to a statutory provision shall include that provision and any regulations made in pursuance thereof as from time to time modified or re-enacted, whether before or after the date of this Agreement.

1.2.6        References to “financial year” are to a period in respect of which an audited profit and loss account of the Company has been or is to be prepared for the purpose of laying before the Company at its annual general meeting, whether that period is a year or not.

1.2.7        References to “RMB” are to the lawful currency of the People’s Republic of China, references to “US Dollars” and to “US$” are to the lawful currency of the United States of America.

1.2.8        The expressions “holding company”, “subsidiary”, and “related corporation” shall bear the meanings respectively ascribed thereto in the Act.

1.2.9        References to “person” includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality);

1.2.10      The expression “associated companies” means, with respect to any given company, such other companies as the given company and/or its subsidiaries now or from time to time hold not less than 20% but not more than 50% of the issued share capital, and “associated company” means any of the associated companies.

1.2.11      Terms and references used in this Agreement, which are defined or construed in the Series C Subscription Agreement but are not defined or construed in this Agreement, shall have the same meaning and construction as in the Series C Subscription Agreement.

1.2.12      The term “including” is to be construed without limitation.

2.             BUSINESS OF THE COMPANY

2.1         Business

The Shareholders agree that the Company shall carry on the Specified Business.

2.2         Conduct of Business

Each of the Parties shall use its respective reasonable endeavours, without being required to incur any financial obligations (other than as expressly set out in this Agreement) to promote the interests of the Company.

Each of the Parties shall exercise its powers in relation to the Company and/or the Group Companies so as to ensure that each Group Company:

2.2.1        carries on only the Specified Business;

2.2.2        carries on its business and conducts its affairs for its own benefit pursuant to the policies set out herein or laid down from time to time by the Board;

2.2.3        shall cause to be kept full and proper accounting records relating to its business, undertakings and affairs, which records shall be made available at all reasonable times for inspection by the Directors by prior appointment during office hours not more frequent than once per calendar quarter; and

2.2.4        shall provide the Auditors with all such information and explanation as they may reasonably require.

2.3         Pre-emptive Right

Except in the circumstances listed below, each Shareholder shall exercise its voting rights in the Company and take such steps as for the time being lie within its powers to procure that the issue by the Company of any shares, warrants or any form of securities shall before issuance be offered for subscription in the first instance to each Shareholder in proportion as nearly as practicable to its then valid and effective shareholding percentage in respect of Shares on an as-converted basis and any offer of securities not accepted by a Shareholder shall be reallocated among and offered to the other Shareholders on a pro rata basis:

2.3.1        any securities issued or capable of being issued upon conversion of Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares;

2.3.2        any securities issued pursuant to the ESOP and the existing share option plan or share option plan to be adopted by the Board from time to time;

2.3.3        any shares issued in connection with any share split or share dividend;

2.3.4        any shares offered by the Company to the public pursuant to a Qualified IPO;

2.3.5        the issuance of shares in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, duly approved by the Board of Directors and/or the Shareholders, as applicable; and

2.3.6        any Series C Preferred Shares issued pursuant to the Series C Subscription Agreement and securities issued upon conversion or exercise thereof.

In any event, no securities shall be issued to any party who is not a Shareholder for the time being unless such party executes and delivers to the Company and each Shareholder a Deed of Ratification and Accession.

Each Shareholder shall exercise its pre-emptive right under this Clause 2.3 within ten (10) Business Days of the receipt of a notification in writing from the Company of the proposed issuance of any shares, warrants or any form of securities of the Company. The failure of each Shareholder to respond in writing to the Company within the above-mentioned ten (10)

Business-Day period shall be deemed an irrevocable waiver by such Shareholder of its pre-emptive right with respect to such issuance.

2.4         The Parties hereby agree that each Series B Preferred Shareholder who purchases the Series C Preferred Shares under the Series C Subscription Agreement is doing so pursuant to the exercise of its pre-emptive rights under the Prior Agreement (as defined in Clause 12 hereof) and the Second Amended and Restated Articles of Association of the Company (the “Series B Pre-emptive Right”). Such Series B Preferred Shareholder hereby acknowledges that by entering into this Agreement, it (i) has no other right to exercise the Series B Pre-emptive Right with respect to the Series C Preferred Shares issued pursuant to the Series C Subscription Agreement, and (ii) otherwise waives any rights it may have in respect of the exercise of the Series B Pre-emptive Right, including without limitation any right to receive notice in connection with the Series B Pre-emptive Right.

3.             BOARD OF DIRECTORS

3.1         The Parties agree that the Board shall consist of nine (9) Directors. Subject to the rights, powers and restrictions of the Shareholders set forth below to appoint their respective nominees as the Directors to serve on the Board, Directors shall be elected by the Shareholders at large (any series or class of the Preference Shares to vote on an as-converted basis with the Ordinary Shares and not as a separate series or class). Without prejudice to the foregoing, the following Shareholders shall have the following rights to appoint Directors to serve on the Board:

3.1.1      For so long as at least 50% of the Series A Preferred Shares originally issued pursuant to the Series A Subscription Agreement remain issued and outstanding (subject to adjustment for share splits, reverse share splits, share dividends, recapitalization and the like), the holders of Series A Preferred Shares shall be entitled to appoint one (1) Director to the Board of Directors (the “Series A Director”), who shall initially be Dr. Zhi Yang.

3.1.2      For so long as Goldman Sachs and its Affiliates continue to own at least 50% of the Series B Preferred Shares issued to Goldman Sachs pursuant to the Series B Subscription Agreement (subject to adjustment for share splits, reverse share splits, share dividends, recapitalization and the like), Goldman Sachs shall be entitled to appoint one (1) Director to the Board, and for so long as each of the New Horizon Funds and its Affiliates continue to own at least 50% of the Series B Preferred Shares issued to such New Horizon Fund pursuant to the Series B Subscription Agreement (subject to adjustment for share splits, reverse share splits, share dividends, recapitalization and the like), the New Horizon Funds, acting together, shall be entitled to appoint one (1) Director to the Board (collectively, the “Series B Directors”). The initial Series B Directors shall be Terence Ting and Yu Jianming.

3.1.3      For so long as Capital International Private Equity Fund V, L.P. and its Affiliates or Permitted Transferees continue to own at least 50% of the Series C Preferred Shares originally issued pursuant to the Series C Subscription Agreement (subject to adjustments for share splits, reverse share splits, share dividends, recapitalization and the like), Capital International Private Equity Fund V, L.P. shall be entitled to appoint one (1) Director to the Board of Directors (the “Series C Director” and together with the Series A Director and the Series B Directors, the “Preferred Directors”), who shall initially be Mr. James Ho.

3.1.4      The holders of a majority of the issued and outstanding Ordinary Shares of the Company shall be entitled to appoint five (5) directors (the “Management Directors”), who shall initially be Dr. Liu, Paul Caswell, Qixian Zhang, Li Zhu and Hui Huang.

3.2         The Company shall deliver to each of the Directors (as may be appointed in accordance with Clause 3.1) an indemnity letter(s) duly executed by the Company substantially in the form set out in Appendix B.

3.3         In the case of any vacancy in the office of a Director elected as of right by a Shareholder under Clause 3.1, that Shareholder may elect a successor to hold office for the unexpired term of the Director whose place is vacant, provided, however, that in the case that any of the Preferred Directors shall cease to serve as a Director due to the failure of the relevant Series of Preferred Shareholders to meet the requirements of Clause 3.1.1, Clause 3.1.2 or Clause 3.1.3, as the case may be, the remaining Directors may, by affirmative vote of a majority thereof (or, if there is only one Director remaining, such remaining Director may) elect a successor to hold office for the unexpired term of the Director whose place was vacated.

3.4         The right of appointment conferred on a Shareholder under Clause 3.1 shall include the right of that Shareholder to remove, with or without cause, at any time prior to expiration of such Director’s term of office from office such person appointed by that Shareholder as a Director, and the right of that Shareholder at any time and from time to time to determine the period during which such person shall hold the office of Director and to replace any Director appointed by that Shareholder who ceases to be a Director for any reason. No Director may be removed from office except by the respective Shareholder appointing him or pursuant to Clause 3.3 above. Each appointment or removal of a Director pursuant to this Clause 3.4 above shall be in writing and signed by or on behalf of the Shareholder appointing or removing such Director and shall be delivered to the registered office for the time being of the Company.

3.5         A Director shall be entitled at any time and from time to time to appoint any person to act as his alternate and to terminate the appointment of such person. Such alternate Director shall be entitled while holding office as such to receive notices of meetings of the Board. An alternate Director may attend any meeting of the Board whether or not the Director appointing him is present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of his appointor but he shall not be entitled to vote at any meeting of the Board at which the Director appointing him is present. In the event that the Director appointing him is not present at any meeting of the Board, such alternate Director shall be entitled to exercise the vote of the Director appointing him at that meeting and if such alternate Director represents more than one Director, such alternate Director shall be entitled to one vote for every Director he represents who is not present at such meeting.

3.6         The Chairman of the Board shall be Dr. Liu, for as long as Dr. Liu holds a majority of the voting power of the capital shares of Medy. The Chairman of the Board shall not have a second or casting vote at any meeting of the Board or at any general meeting of the Company.

3.7         Meetings of the Board shall be held at such times as the Chairman or any two (2) Directors shall determine. A general meeting of the Board shall be held at least once in every three (3) months, and a special meeting of the Board shall be held from time to time as the Chairman or any two Directors shall determine. Not less than ten (10) Business Days’ written notice (excluding the day of notice and the day of the meeting), in the case of a general meeting, and as may be decided by the Chairman or any two (2) of the Directors, but in any event, not less than four (4) Business Days’ written notice (excluding the day of notice and the day of the meeting) in the case of any special meeting of the Board should be given to all Directors. In each case of notice provided pursuant to this Clause 3.7, the notice shall specify the date, place and time, of the meeting and the business to be transacted thereat, and shall be accompanied by an agenda stating in reasonable detail the matters to be considered at such meeting together with all papers to be circulated or presented to the same.

For purposes of this Clause 3.7, notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director by facsimile (with confirmation of error-free transmission) or internationally recognized express courier at the last known address of such Director or any other address given by such Director to the Company for this purpose.

Board meetings shall be held at the headquarters office of the Company located in Shanghai, the People’s Republic of China, or such other locations as may be determined by the Chairman of the Board.

3.8         All or any of the Directors may participate in a meeting of the Board by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and, in respect of the Directors only, shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the Chairman of the meeting then is situated.

3.9         No meeting of the Board may proceed to business nor transact any business unless a quorum is present at the start and throughout such meeting or adjournment thereof. The quorum at a meeting of Directors necessary for the transaction of any business of the Company shall be five (5) Directors (or their respective alternates), at least two (2) of whom shall be Preferred Directors (or their respective alternates). In the event that a meeting of Directors duly convened cannot be held for lack of a quorum, the meeting shall be adjourned to the same time and the same place, on a day being not less than three (3) days after the original meeting. For purposes of such reconvened meeting, it shall be sufficient to constitute a quorum that there shall be five (5) Directors (or their respective alternates) present. Subject to sub-clauses 3.11.3, 3.11.4 and 4.4 below and the rights and powers of any class or series of Preferred Shares, any action, determination or resolution of the Board shall require the affirmative vote of a simple majority of Directors present at a meeting at which a valid quorum pursuant to this Clause 3.9 is present.

3.10       Minutes of all meetings of the Board and of the boards of directors of the Group Companies shall be circulated to all Directors and their alternates as soon as reasonably practicable after the holding of such meetings, and copies of any resolution in writing adopted by the directors thereof shall be circulated to all Directors as soon as reasonably practicable after the adoption thereof.

3.11       Voting at Meetings and Written Resolutions

3.11.1    Subject to sub-clause 3.11.3, 3.11.4 and Clause 4.4 below and the rights and powers of any class or series of Preferred Shares, all resolutions of the Directors at a meeting or adjourned meeting of the Directors shall be adopted by a simple majority vote of the Directors present.

3.11.2    A resolution in writing circulated to all Directors and signed by all the Directors shall be as valid and effectual as if it had been a resolution passed at a meeting of the Board duly convened and held with the requisite quorum. Any such resolution may consist of several documents in the like form, each signed by one or more of the Directors, and any resolution bearing the signature of any Director dispatched by facsimile transmission shall constitute a document for this purpose.

3.11.3    Notwithstanding anything to the contrary herein, none of the acts in this sub-clause 3.11.3 shall be taken by the Company (or where relevant, another Group Company) without the Required Approval of the Directors:

(a)   any Group Company, or combination of Group Companies, entering into any acquisition or disposition transactions with underlying value over RMB100,000,000;

(b)   any alteration to the size of the share capital of the Company reserved for the ESOP and the existing share option plan or share option plan to be adopted by the Board of Directors from time to time (collectively, the “Incentive Plans”) and any other terms and conditions of the Incentive Plan;

(c)   any Group Company, or combination of Group Companies, incurring, satisfying or discharging any indebtedness or making payment of any obligation which exceeds RMB80,000,000, other than in the ordinary course of business consistent with past practice;

(d)   any Group Company, or combination of Group Companies, creating or issuing, or allowing to come into being, any mortgage or charge or standard security over the assets of any Group Companies which exceeds RMB200,000,000, save for charges (including liens) arising by operation of law in the ordinary course of business;

(e)   any Group Company, or combination of Group Companies, making any loan or advance to any person if such loan or advance shall cause the aggregate amount of all such loans and advances outstanding at any moment to exceed RMB50,000,000, or issuing or agreeing to issue any security, guarantee or indemnity for indebtedness or obligations of any person;

(f)    any Group Company, or combination of Group Companies, incurring any capital expenditure in any financial year in excess of RMB200,000,000;

(g)   any transaction or dealings (other than a Permitted Repurchase) between any Shareholder, Key Management and their Affiliates, on the one hand, and any Group Company, on the other hand; provided that any Director appointed by such Shareholder, Key Manager or relevant Affiliate shall recuse himself or herself from such vote;

(h)   the appointment, removal, or any amendment or supplement to or waiver of the terms of employment for any Key Manager;

(i)    adoption of or amendment to any Business Plan or any strategic and overall management plan, or any annual budget, of the Company or any of the other Group Companies;

(j)    any change in the accounting policies and procedures of the Company or any of the Group Companies unless otherwise required by Applicable Law;

(k)   any transfer, assignment, disposal or grant of a license of any material Intellectual Property rights or trade secrets relating to existing or proposed production technologies of any of Group Company, or combination thereof, that would materially adversely affect the Company;

(l)    any action in connection with the dissolution, Liquidation, or winding up of a Group Company;

(m)  Any declaration or payment of any dividends or other distribution of profits of any Group Company (whether in cash or specie);

(n)   the selection of, and any change in, any person retained by any Group Company (other than employees hired thereby in the ordinary course) to provide tax advisory services thereto or to assist in the preparation of tax returns therefor;

(o)   the re-domestication, continuance or removal of any Group Company to any other jurisdiction;

(p)   the entry into any transaction or series of related transactions by any of the Group Companies, or by any combination of the Group Companies, which has as an objective and/or the effect of securing a tax benefit therefor; or

(q)   the tax-motivated restructuring of any of the Group Companies, or any combination of the Group Companies, or of the business, operations or practices thereof.

3.11.4    Notwithstanding anything to the contrary, none of the matters in this sub-clause 3.11.4 shall be taken by the Company (or where relevant, another Group Company) without the unanimous approval or written consent of the Board of Directors:

(a)   any change in the nature and/or scope of the business activities currently being conducted and proposed to be conducted by the Group Companies or any investments made outside such business; and

(b)   any action leading to an initial public offering of the Company’s securities which is not a Qualified IPO, it being understood that the Board has unanimously approved the activities of the Company as of the date hereof relating to the proposed initial public offering of the Company’s securities on the New York Stock Exchange or the Nasdaq Global Market.

3.12       Each Shareholder agrees to exercise, or refrain from exercising, any voting rights or other powers of control (including causing their Director nominees, if any, to vote) so as to ensure the passing of any and every resolution necessary to give effect to the provisions of this Clause 3 and likewise to ensure that no resolution is passed which does not accord with such provisions.

3.13       The Company shall maintain an Audit Committee and a Compensation Committee. The Parties agree that the Audit Committee and Compensation Committee shall each consist of three (3) members of the Board (who may sit on one or both committees) and, to the extent practicable under the circumstances, that both such committees shall only be consultative in nature and shall only implement or approve such actions as are specifically delegated to such committees by the Board. The Directors appointed by the holders of Preferred Shares shall jointly have the right to appoint: (i) at least two (2) members to the Audit Committee and (ii) at least one (1) member to the Compensation Committee. The undersigned holders of Series A Preferred Shares hereby acknowledge that this provision expressly amends and restates Section 6.9 of the Series A Preferred Shares Subscription Agreement, dated as of April 24, 2006, by and between the Company and the parties identified therein, so that such section shall be null and void following the execution and delivery of this Agreement.

4.             MEETINGS AND RESOLUTIONS OF SHAREHOLDERS

4.1         Notwithstanding anything in the Articles to the contrary, no business shall be transacted at any general meeting of the Company unless a quorum is present at the commencement of the meeting. Shareholders holding not less than fifty percent (50%) of the voting power of the Shares shall constitute the quorum, provided that no such quorum shall be deemed constituted unless a representative of the Investors attends such shareholders meeting. If no quorum is present by the appointed time for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place. For purposes of such reconvened meeting, it shall be sufficient to constitute a quorum that there shall be Shareholders present representing not less than fifty percent (50%) in voting power of the Shares.

4.2         Minutes of all general meetings of Shareholders of the Company shall be circulated to all Shareholders as soon as reasonably practicable after the holding of such meetings, and copies of any resolution in writing adopted by the Shareholders shall be circulated to all Shareholders as soon as reasonably practicable after the adoption thereof. Minutes of all general meetings of any Group Company (other than the Company) shall be circulated to all Directors as soon as reasonably practicable after the holding of such meetings, and copies of any resolution in writing adopted by the shareholders thereof shall be circulated to all the Directors as soon as practicable after the adoption thereof.

4.3         Subject to Clause 4.4 below and any additional requirements specified by any Applicable Law, all resolutions of the Shareholders on any matter may be passed at any meeting of Shareholders by a simple majority of the votes cast by the Shareholders present, whether in person or by proxy.

4.4         None of the matters below shall be taken by the Company (or where relevant, another Group Company) unless the affirmative vote of a holder or holders holding no less than eighty percent (80%) in voting power of the Preferred Shares then outstanding, voting together as a single class, has been obtained:

4.4.1        the consummation of any amalgamation or merger of a Group Company with any corporation, firm or other body at any time prior to November 20, 2009;

4.4.2        any action in connection with the dissolution, Liquidation, or winding up of a Group Company;

4.4.3        any Capital Reorganization relating to the Company which materially adversely affect the rights of the Preferred Shareholders, it being understood that, notwithstanding anything to the contrary in this Agreement, a Capital Reorganization shall not be deemed to include the issuance of Ordinary Shares by reason of a dividend, split, division, share combination or other distribution on the Ordinary Shares;

4.4.4        any amendment to or waiver of the provisions of the Memorandum and/or the Articles of the Company (or the constitutional documents of any other Group Company) or any other actions which materially adversely affect the rights and powers enjoyed by the holders of any Preferred Shares described in the terms of such Shares;

4.4.5        the repurchase or redemption by the Company of any of the Shares other than a Permitted Repurchase or pursuant to contractual rights to repurchase or redeem unvested Ordinary Shares held by employees, directors, advisors or consultants of the Company or its subsidiaries upon termination of their employment or service to the Company or its subsidiaries; or

4.4.6        the issuance of any new equity securities.

5.             TRANSFER OF SHARES

5.1         Restrictions on Transfer

5.1.1        Notwithstanding anything to the contrary in this Agreement, no holder of the Shares may, either directly or indirectly, transfer Shares held by it or otherwise sell, dispose of or deal with all or any part of its interest in such Shares except where the transfer is made in accordance with the provisions of this Clause 5.

5.1.2        Subject to Clauses 5.1.2(a), 5.1.2(b) and 5.1.2(c), until the earlier of (x) the Company’s initial public offering, (y) the third (3rd) anniversary of the Closing Date and (z) the Company’s filing of a registration statement under the Securities Act pursuant to Clause 8.1, Dr. Liu shall remain the ultimate beneficial owner of any Shares from time to time held directly or indirectly thereby or retain ultimate voting control of any Shares from time to time held by Medy and, inasmuch, Dr. Liu shall not directly or indirectly transfer, sell, encumber or otherwise grant any other person rights with respect to such Shares other than such rights as may have been granted to the other Shareholders pursuant to this Agreement. Without limiting the foregoing, Dr. Liu shall ensure that Medy will not, either directly or indirectly, transfer, sell, encumber or otherwise grant any rights with respect to such Shares, and Dr. Liu shall ensure that the shareholders of Medy shall not transfer, sell, encumber or otherwise grant any rights with respect to any of the equity in Medy. Notwithstanding anything to the contrary in this Clause 5.1.2:

(a)   Dr. Liu shall be permitted to transfer any Shares (whether held by Dr. Liu or Medy) or share capital of Medy held by Dr. Liu to any member of his immediate family without compliance with Clauses 5.2 and 5.3 below, provided that Dr. Liu shall retain voting control over such shares.

(b)   Dr. Liu shall be permitted to cause the sale of up to 10% of the current Shares held by Medy to fund personal or family health care related expenses or otherwise to deal with other family emergencies so long as in connection with such sale, the other Shareholders (but not the Company) shall have been given an opportunity to exercise their rights of first refusal pursuant to Clause 5.2, it being understood, however, that such transfers shall not be subject to the co-sale restrictions pursuant to Clause 5.3.

(c)   Dr. Liu shall be permitted to cause the sale or transfer of up to 100% of the current Shares held by Medy without compliance with Clause 5.3 below in the event that either (i) Dr. Liu’s employment is terminated as a result of a disability that renders Dr. Liu unable to perform his duties under the terms of his employment agreement or (ii) other than where such termination is authorized, approved or ratified by two or more Management Directors, the Company terminates Dr. Liu’s employment with the Company; provided, that the other Shareholders (but not the Company or Medy) shall be given an opportunity to exercise their rights of first refusal pursuant to Clause 5.2 in connection with any such sale or transfer.

5.1.3        Without prejudice to Clause 5.1.1 and except where the transfer is made pursuant to the provisions of Clause 5.5,

(a)   A Shareholder (other than Medy or an Investor) shall be prohibited from transferring its Shares or otherwise selling, disposing of or dealing with all or any part of its interest in such Shares unless and until (x) in connection with such transaction, the Company and the other Shareholders shall have been given an opportunity to exercise their rights of first refusal pursuant to Clause 5.2 and (y) the rights of co-sale conferred by Clause 5.3 shall have been exhausted.

(b)   an Investor shall be prohibited from transferring its Shares or otherwise selling, disposing of or dealing with all or any part of its interest in such Shares unless (x) such transaction shall fall under Clause 5.5 or (y) the obligations of such Shareholder in respect of the rights of first offer conferred by Clause 5.4 have been met.

5.1.4        Any transfers of Shares made in contravention of this Clause 5 shall be null and void.

5.1.5        No Shareholder shall, without the prior written consent of the Company, create or have outstanding any pledge, lien, charge or other encumbrance or security interest on or over any Share or any part of its interest in any Shares.

5.1.6        Notwithstanding anything in this Agreement to the contrary and except as permitted in Clause 5.5.1, from the date hereof until the Effective Time (as defined below), no Holder of Series C Preferred Shares (or any equity securities of the Company issued upon conversion of the Series C Preferred Shares) shall, directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including, without limitation, any short sale), or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Series C Preferred Shares (or any equity securities of the Company issued upon conversion of the Series C Preferred Shares) or any interest therein held by such Holder. For purposes hereof, the term “Effective Time” means the earlier of (i) the expiration of the twelve (12) month period following the date of the Qualified IPO and (ii) the eighteen (18) month anniversary of the Closing Date.

5.2         Right of First Refusal

5.2.1        Without prejudice to Clause 5.1, every Shareholder (other than an Investor) who desires to transfer any Share or Shares (the “Transferor”) other than in connection with a Permitted Transfer (as defined below) shall give to the Company and the Shareholders other than the Transferor (the “Other Shareholders”) a notice in writing of such desire (a “Transfer Notice”), which notice shall specify:

(a)   the identity of the buyer to whom the Transferor proposes to transfer such shares (the “Buyer”);

(b)   the number of Shares proposed to be transferred (the “Sale Shares”);

(c)   the price offered by the Buyer for each Sale Share (the “Transferor’s Price”); and

(d)   the other terms and conditions of such sale (if any) (the “Prescribed Terms”).

5.2.2        Subject as hereinafter mentioned, a Transfer Notice shall first constitute an offer by the Transferor for the sale of the Sale Shares to the Company at the Transferor’s Price and on the Prescribed Terms (if any) in the order of preference as described in the provisions below. Subject to Clause 5.2.7 below, a Transfer Notice shall not be revocable except with the sanction of the Board.

5.2.3        Upon its receipt of the Transfer Notice, and within thirty (30) days of the date of dispatch of the notice (the “First Refusal Period”), the Company shall have the option to purchase the Sale Shares (being all or any thereof).

5.2.4        Subject to Clause 5.2.3 above, upon the exercise of the Company’s option to purchase the Sale Shares in accordance with Clause 5.2.3 above, the Transferor shall be bound to transfer the Sale Shares to the Company at the time and place specified by the

Company by the delivery of duly executed transfer forms together with the share certificates in respect of such Sale Shares and, if it shall fail to do so, a person appointed by the Board shall be deemed to have been appointed attorney of the Transferor with full power to execute, complete and deliver, in the name and on behalf of the Transferor, transfers of the Sale Shares to the Company against payment of the price to the Transferor.

5.2.5        Within ten (10) days after expiration of the First Refusal Period, the Transferor will give written notice to the Other Shareholders specifying either (i) that all of the Sale Shares have been subscribed by the Company; or (ii) that the Company has not subscribed all of the Offered Shares. Each of the Other Shareholder will have the right, exercisable upon written notice to the Transferor and each Other Shareholder within thirty (30) days after the expiration of the First Refusal Period (the “Second Refusal Period”) of its election to exercise its right of refusal hereunder.

5.2.6        Each Other Shareholder will have the right to purchase that number of remaining Sale Shares (the “Second Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate remaining number of the Sale Shares by a fraction, the numerator of which is the number of Ordinary Shares held by such Other Shareholder (on an as-converted basis) at the time of the transaction and the denominator of which is the total number of Ordinary Shares owned by all the Other Shareholders (on an as-converted basis) at the time of the transaction. Any Other Shareholder will not have a right to purchase any of the Sale Shares unless it exercises its right of refusal within the Second Refusal Period to purchase up to all of its Second Refusal Allotment of the remaining Sale Shares. To the extent that any other Shareholder does not exercise its right of refusal to the full extent of its Second Refusal Allotment, the Transferor and the Other Shareholders shall, within five (5) days after the end of the Second Refusal Period, make such adjustments to the Second Refusal Allotment of each exercising Other Shareholder so that any remaining Sale Shares may be allocated to those Other Shareholders exercising their rights of first refusal on a pro rata basis.

5.2.7        During the two (2) months following the expiry of the Second Refusal Period, the Transferor shall be at liberty to transfer any Sale Share acquired at the Closing not purchased by the Company or the Other Shareholders to the Buyer and at any price (not being less than the Transferor’s Price) and on terms not more favourable than the Prescribed Terms (if any) except that the Transferor may provide representations, warranties, covenants and indemnities customary for such transfer to the Buyer.

5.3         Co-Sale Right

5.3.1        Tag-Along Rights: Subject to the provisions herein, if at any time any Shareholder other than an Investor (“Tag-Along Transferor”) desires to sell or transfer (“Transfer”) its Shares to a Buyer or any third party other than in connection with a Permitted Transfer, each other Shareholder shall, after its exhaustion of their rights of first refusal under Clause 5.2, be entitled to exercise tag-along rights in accordance with the following procedure:

(a)   the Tag-Along Transferor shall notify each other Shareholder in writing, of such proposed Transfer, and of the terms and conditions of the proposed Transfer, including the price per Share at which the Transferor proposes to Transfer such Shares (“Transfer Price”);

(b)   within fourteen (14) Business Days of the date of such notice, each other Shareholder shall notify the Tag-Along Transferor (a “Tag-Along Notice”) if it wishes to include its Shares in the proposed Transfer. If any other Shareholder fails to do so, that Shareholder shall be deemed to have waived its rights under this Clause in respect of such Transfer;

(c)   if any other Shareholder (a “Participating Selling Shareholder”) so notifies the Tag-Along Transferor, that Shareholder shall have the right to include such number of its Shares specified in the Tag-Along Notice in the proposed Transfer at a price per Share equal to the Transfer Price (in the case where the shares are of the same series as the Tag-Along Transferor’s shares) or at a price per Share on a deemed converted basis equal to the equivalent transfer price (in the case where the shares are of a different series from the Tag-Along Transferor’s shares) and on the same terms and conditions as those applicable to the Tag-Along Transferor. The maximum number of Shares a Shareholder can include in the proposed Transfer is limited to, or if the Shareholder fails to specify the number of Shares in the Tag-Along Notice, then the number of Shares deemed specified in the Tag-Along Notice shall be, a pro rata portion of its Shares which is determined by multiplying (1) the number of Shares specified in the Tag-Along Notice by (2) a fraction where the numerator is the number of Ordinary Shares (on an as-if converted basis) of which that Participating Selling Shareholder is the registered holder of, or in respect of which it is unconditionally entitled to be registered as the holder of, and the denominator is the sum of all Ordinary Shares (on an as-if converted basis) of which the Tag-Along Transferor and all the Participating Selling Shareholders participating in such tag-along are registered or unconditionally entitled to be registered as holders of; and

(d)   the Tag-Along Transferor shall procure that such Transfer be effected and the number of Shares the Tag-Along Transferor may actually Transfer shall be reduced by the lesser of (1) the number of Shares specified in the Tag-Along Notice and (2) the number of pro rata Shares determined pursuant to Clause 5.3.1(c).

5.4         Right of First Offer

5.4.1        Subject to Clause 5.5, any Investor (an “Offering Holder”) who desires to transfer any Share or Shares (the “Offered Shares”) shall give to the Company and the other Shareholders (the “Non-Transferring Shareholders”) a notice in writing of such desire (an “Offering Notice”), which notice shall include a description of the Offered Shares, including, without limitation, the number of Shares to be sold or transferred.

5.4.2        Each of the Company and the Non-Transferring Shareholders shall have a right, within thirty (30) days after delivery of the Offering Notice, to make an offer in writing (a “Purchase Offer”) to purchase all, but not less than all, of the Offered Shares. Any Purchase Offer shall set forth the consideration and the material terms and conditions upon which the party making the Purchase Offer proposes to acquire the Offered Shares. Within fifteen (15) days of receiving a timely Purchase Offer, the Offering Holder shall accept or decline the Purchase Offer in writing, and prior to expiration of such 15-day period, the Purchase Offer shall not be rescinded.

5.4.3        If the Offering Holder shall accept a Purchase Offer, then the Offering Holder and the party making such Purchase Offer shall use their good faith efforts to conclude, within ninety (90) days after the date of the Offering Notice, a sale between them of the Offered Shares pursuant to the terms and conditions of the Purchase Offer. If the Offering Holder and the party making the Purchase Offer have not timely concluded the sale of the Offered Shares within such 90 day period, the Purchase Offer shall be deemed to have been rescinded, and neither the party making such Purchase Offer or the Offering Holder shall have any further obligation to consummate a sale of the Offered Shares pursuant to the terms and conditions of such Purchase Offer.

5.4.4        In respect of any Offering Notice for Offered Shares, following the Release (as defined below) of such Offered Shares from the right of first offer contained in this Clause 5.4, the Offering Holder may either withdraw its intention to sell the Offered Shares or, for a period of 120 days from the date of the Release, the Offering Holder shall have the right to conclude a binding sale and purchase agreement with a third party to purchase the Offered Shares; provided that the terms and conditions of any sale of the Offered Shares to a third party including, without limitation, the consideration for such sale shall be more favourable to the Offering Holder than the terms and conditions contained in any timely Purchase Offer. If the Offering Holder has not concluded a binding sale and purchase agreement for the Offered Shares within such 120-day period, the Offering Holder shall not further be entitled to enter into a binding agreement to transfer the Offered Shares to any third party without first again permitting the other parties hereto to exercise their right of first offer under this Clause 5.4. In respect of any Offering Notice for Offered Shares, “Release” shall mean the earlier of (i) the date that the 30-day period for making Purchase Offers hereunder shall expire without the Offering Holder having received a Purchase Offer, (ii) the date that the Offering Holder shall have declined to accept all timely Purchase Offers, or (iii) the date that any Purchase Offer accepted by the Offering Holder may subsequently be rescinded pursuant to Clause 5.4.3.

5.5         Permitted Transfers

5.5.1        Transfers to related corporations

(a)   Notwithstanding anything to the contrary in Clause 5, any Investor that is a corporation or other legal entity (the “Transferor Corporation”) shall be entitled to transfer all or only some of the Shares to any of its Affiliates or any other entity managed by the same fund manager (“Affiliated Entity”), provided that such Shares shall forthwith be re-transferred to that Transferor Corporation or transferred to another Affiliate or Affiliated Entity of that Transferor Corporation if at any time after a transfer of Shares is effected pursuant to this Clause 5.5.1, the transferee ceases to be an Affiliate or an Affiliated Entity of that Transferor Corporation.

(b)   It shall be the duty of a Transferor Corporation to immediately notify the Board in writing if the transferee of Shares pursuant to this Clause 5.5.1 ceases to be an Affiliate or Affiliated Entity of the Transferor Corporation and in such event both the Transferor Corporation and the transferee jointly and severally undertake to procure and ensure that all (and not some only) of the Shares held by the transferee are forthwith transferred or re-transferred in compliance with this Clause 5.5.1.

(c)   Notwithstanding anything to the contrary in this Agreement, any transfer of Shares pursuant to this Clause 5.5.1 shall not relieve or discharge the Transferor Corporation from any of its obligations under this Agreement and the Transferor Corporation shall continue to be subject to the obligations under this Agreement and be liable to the other Parties as if no such transfer had occurred and the liability of the Transferor Corporation hereunder shall be joint and several with its Affiliate or Affiliated Entity which holds those Shares pursuant to any transfer under this Clause 5.5.1, provided however that this provision shall cease to apply upon the disposal and transfer by that transferee of all the relevant Shares as permitted under this Agreement other than by a transfer or re-transfer pursuant to the provisions of this Clause 5.5.1.

(d)   For any transferor that is, directly or indirectly, a fund, any transfer of Shares to such fund’s limited partners is permitted, so long as such limited partners appoint the same agent to represent such limited partners in connection with this Agreement.

5.5.2        Additional Permitted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Clauses 5.1, 5.2 and 5.3 shall not apply in the case of a Shareholder that is a natural person, upon a transfer of Shares by such Shareholder made for bona fide estate planning purposes (a “Permitted Transfer”), either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Shareholder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative/person approved by the unanimous consent of the Board of Directors of the Company, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Shareholder or any such family members, provided that such Shareholder shall deliver prior written notice to the Investors of such transfer and such Shares shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Shareholder (but only with respect to the securities so transferred to the transferee); and provided, further, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

5.6         Transfer Procedures

Notwithstanding any of the provisions of this Agreement to the contrary, the Company shall not register any transfer of any Shares unless and until:

5.6.1        all stamp duties or other transfer taxes payable in respect of the transfer of the Shares have been paid;

5.6.2        where the Shares are transferred to a third-party transferee in compliance with Clause 5.1.2(b), 5.1.2(c), 5.1.3(a) or 5.1.3(b), the Transferor shall cause the transferee (if not already a Party to this Agreement) to execute and deliver to the Company a Deed of Ratification and Accession and upon the delivery to the Company of such Deed of Ratification and Accession executed by the transferee and the registration of the Shares in the name of the transferee, the transferee shall be bound by and shall be entitled to the benefit of this Agreement in place of the Transferor; and

5.6.3        where the transfer of the Shares is effected pursuant to Clause 5.5.1 above, the Affiliate or Affiliated Entity, as the case may be, stated as transferee in the instrument of transfer with respect to those Shares executes and delivers to the Company a Deed of Ratification and Accession.

6.             COVENANTS

6.1         Preparation of Accounts:

The Company will ensure that, except as otherwise specified in Clause 6.2, its audited consolidated annual financial statements to be delivered by it pursuant to Clause 6.2 are prepared in accordance with generally accepted accounting standards, principles and practice in the United States (US GAAP).

6.2         Information

6.2.1        The Company shall provide to the Preferred Shareholders the following:

(a)           as soon as available, and in any event within 45 days after the end of any quarter, its most recent unaudited consolidated and consolidating financial statements and management accounts (including balance sheets, profit and loss statements and cash flow statements) for such quarter, prepared in accordance with PRC GAAP and certified by an officer of the Company as being true and correct;

(b)           as soon as available, and in any event within 120 days after the end of each financial year, its audited consolidated financial statements (including balance sheets, profit and loss statements, cash flow statements and the notes thereto) for such year; prepared in accordance with US GAAP;

(c)           as soon as available, and in any event within 120 days after the end of each financial year, a reconciliation of the differences between the unaudited consolidated financial statements prepared under PRC GAAP for the last quarter of such year and the audited consolidated financial statements prepared under US GAAP for such year;

(d)           as soon as available, and in any event no later than December 31st of the preceding financial year, an annual Business Plan (including annual budgets), approved by the Board; and

(e)           as soon as practicable, written notice of any material change in the financial and business affairs of any Group Company.

6.2.2        The Company shall permit each Investor, together with its lawyers, accountants, advisors and representatives, at such Investor’s expense and upon reasonable advance written notice to the Company, to visit and inspect any of the properties and examine the books of account and records of the Group Companies and discuss the affairs, finances and accounts of the Group Companies with the directors, officers, employees, accountants, legal counsel and investment bankers of the Group Companies, all at such working hours as may be reasonably requested by the Investor; provided, however, that the Company shall have no obligation to provide any (a) information or material that contains any Subject Proprietary Information of the Company, the disclosure of which to a Competitor would, in the reasonable judgment of the Company, be materially detrimental to the strategic interests of the Company or (b) information or material which, in the reasonable judgment of the Company’s outside counsel, would eliminate the attorney-client privilege between the Company and its legal advisors so long as such information or material is provided to the Series B Director appointed by Goldman Sachs. Without limiting the foregoing, the Company shall permit each Investor, together with its lawyers, accountants, advisors and representatives, at such Investor’s expense, to inspect all tax returns for the Group Companies, together with all supporting materials or materials used in the preparation of such tax returns, and to discuss the Group Companies’ tax policies with the directors, officers, employees, accountants, legal counsel and investment bankers of the Group Companies, all at such working hours as may be reasonably requested by the Investor. Notwithstanding anything to the contrary provided in this Clause 6.2.2, no Investor shall seek to exercise its right hereunder to conduct an audit of the properties, affairs, finances and accounts of the Group Companies in accordance with the provisions of this Clause 6.2.2 more than once an in any financial quarter, it being understood that any Investor exercising its rights under this Clause 6.2.2 shall ensure that the duration and scope of any such audit shall be commercially reasonable in all respects.

6.3         Litigation

The Company shall promptly inform the Board and keep the Board fully advised of all litigation, arbitration or administrative proceedings to which a Group Company may become a party, which, if adversely concluded against any such Group Company, would reasonably be expected to have a material adverse effect on such Group Company.

6.4         Management and Control

The Company shall:

6.4.1        ensure that unless already appointed at the date of this Agreement, none of the Group Companies shall appoint any senior executives whose annual remuneration exceeds RMB 500,000, in the case that such executive is paid in RMB, or US$200,000, in the case that such executive is paid in US dollars (a “Senior Executive”) without the approval of the Board or Compensation Committee, as applicable;

6.4.2        ensure that no person other than the Shareholders is entitled to share the distributions from the Company.

6.4.3        obtain the prior approval of the Board (including as required by Clause 3.11.3(h)) or Compensation Committee, as applicable, for any proposed:

(a)           salary increments, bonus, ex-gratis payments, fees and other remuneration and benefits-in-kind for the benefit of any Senior Executive or Key Manager which was not contracted for or if contracted for, is subject to the discretion of the relevant Group Company or its management; and

(b)           change in a Senior Executive’s or Key Manager’s terms of employment.

6.5         Taxes

6.5.1        The Company shall ensure that the Group Companies shall promptly pay all corporate tax, property tax, sales tax, goods and services tax, import tax and other governmental, state and provincial taxes and levies against them or any of their property or assets, except those which are being disputed.

6.5.2        None of the Group Companies will take any action inconsistent with the treatment of the Company as a corporation for U.S. federal income tax purposes and will not elect to be treated as an entity other than a corporation for U.S. federal income tax purposes.  Upon written notification by Goldman Sachs to the Company that any of the Group Companies should elect to be classified as a partnership or disregarded entity for U.S. federal income tax purposes (an “Election”), the Company shall make, or shall cause to be made, the relevant Election by filing, or by causing to be filed, Internal Revenue Service (“IRS”) Form 8832 (or any successor form) with respect to the relevant Group Company; it being understood that the Company shall not undertake any such action in the event either (i) the Company has received advance written notice from any Shareholder indicating that such action would be materially detrimental to such Shareholder based on reasonable advice from counsel or (ii) the Company has reasonably determined that such action would be materially detrimental to it based on advice from counsel. The Company shall not permit the Election to be terminated or revoked without the written consent of Goldman Sachs.

(a)           The Company agrees to make available to the Preferred Shareholders, as reasonably requested, the books and records of any of the Group Companies and such information as may in the view of any Preferred Shareholder to be pertinent to any Group Company’s status or potential status as a Controlled Foreign Corporation (“CFC”) or Passive Foreign Investment Company (“PFIC”) so as to permit the Preferred Shareholders to make a determination as to whether one or more such companies is a CFC or PFIC and, as reasonably requested, to assist any Preferred Shareholder to make all necessary tax elections, file appropriate tax returns and comply with all necessary reporting requirements (including the reporting of Subpart F Income or the provision of a “PFIC Annual Information Statement” to the Preferred Shareholders).

(b)           The Company will comply and will cause each Group Company to comply with all record-keeping, reporting, and other requests necessary for the Company and such Group Company to allow the Preferred Shareholders to comply with any Applicable Laws related to U.S. federal income tax.

(c)           All the costs and expenses actually incurred which are associated with the Company carrying out the provisions in this Clause 6.5.2 (excluding the general operation costs, expenses and overhead not derived from the Company carrying out such provisions) will be borne by the Preferred Shareholders on a pro rata basis according to the number of Ordinary Shares held thereby (on an as-if converted basis).

6.6         Related and Inter-company Transactions

The Company shall ensure that any transaction between the Group Companies, on the one hand, and their directors, shareholders or the Affiliates of any of the foregoing, on the other hand, shall at all times be carried out at arm’s length basis and subject to the prior approval of the Board or the Audit Committee, as applicable.

6.7         Compliance with Consents and Approvals

The Company shall comply, in all material respects, with all necessary Consents whatsoever for it to perform and comply with all its obligations under this Agreement and shall maintain such Consents in full force and effect and will not do or omit to do any act which will in any way vitiate the full effect thereof.

6.8         Protection of Intellectual Property

The Company shall, and shall procure that all of its employees shall, take all necessary and desirable action to protect the Intellectual Property of the Group Companies including, without limitation, using secure storage, making applications for the registration of such Intellectual Property (where applicable) and taking active steps to defend and prosecute for infringements of such Intellectual Property.

6.9         Non-Compete, Invention Assignment and Confidentiality Agreements

As a condition to employment for any management-level employee, the Company should enter into a confidentiality, non-competition, no-raid, invention assignment and employment agreement with such employee.

6.10       Insurance

The Company shall and shall cause each other Group Company to maintain customary insurance suitable for the operation of the business as determined by the Board from time to time. The Company shall, and shall cause each other Group Company to, pay all insurance premiums payable by them.

6.11       Internal Accounting Controls

The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with the authorisations by the Board, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with applicable GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorisation, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.12       Prohibited Payments

The Company shall ensure that each Group Company and the officers, directors, employees, or representatives of each Group Company shall use only legitimate practices in commercial operations and in promoting the Group’s position on issues before governmental authorities, and that no officer, director, employee, or representative of a Group Company shall pay, offer, promise or authorize the payment, directly or indirectly through any other person or firm, of any monies or anything of value to:

6.12.1      any person or firm employed by or acting for or on behalf of any customer, whether private or governmental, or

6.12.2      any government official or employee or any political party or candidate for political office or any or employee of, or any person acting on behalf of, a public international organization, for the purpose of inducing or rewarding any favorable action by the customer in any commercial transaction or in any governmental matter (any such act being a “Prohibited Payment”). A Prohibited Payment shall not include the payment of reasonable and bona fide expenditures, such as travel and lodging expenses, which are directly related to the promotion, demonstration or explanation of products or services, or the execution or performance of a contract with a foreign government or agency thereof; provided such payments are permissible under local law and customer guidelines.

6.13       Action by Shareholders

Each Shareholder shall vote its Shares and any other voting securities of the Company, and shall procure its Director nominees, if any, to vote, and shall take all the other necessary or desirable actions within its control (including without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to implement the provisions of this Clause 6.

6.14       Listing

6.14.1      The Company shall use its commercially reasonable efforts to achieve a Qualified IPO no later than June 30, 2008 and in the event that a Qualified IPO has not occurred on or prior to such date, the Company shall use its best efforts to achieve a Qualified IPO on or prior to June 30, 2010. In connection with the foregoing, each of the Shareholders shall exercise their voting rights in favour of the Company’s application for such listing. The Company and the Shareholders shall not do or permit to be done or omit or permit to be omitted or otherwise undertake, agree or propose any act, deed, transaction or proposal prejudicial to or which may affect its ability to achieve such listing.

6.14.2      In the event that the Board of Directors and the requisite shareholders of the Company approve an initial public offering of the Company with an Offering Price lower than the Series C Price, each Shareholder shall vote its Shares and any other voting securities of the Company, to approve the Adjustment Payment by the Company to each holder of Series C Preferred Shares (or Ordinary Shares issued upon conversion of such Series C Preferred Shares) in accordance with the Series C Subscription Agreement.

6.15       ESOP

The Company shall maintain its 2007 share incentive plan covering 9,263,054 Ordinary Shares (the “ESOP”) in form and substance previously approved by the Board.

6.16       Compliance with Law

Each Shareholder agrees that it shall take all steps necessary or desirable to ensure that any interest it holds in the Company shall comply with Applicable Law, including, without limitation, securing or causing its ultimate beneficial owner to secure, any Consents required by Applicable Law in respect of or in connection with the Shares held by such Shareholder.

6.17       Permitted Repurchase

Each Shareholder agrees that: (i) following the Closing, the Company shall be permitted to repurchase, and each Subject Shareholder (as defined below) shall be permitted to transfer and sell to the Company, up to (x) 2,584,027 Ordinary Shares from Medy Ltd. (“Medy”) at a purchase price equal to $5.00 per share (the “Medy Repurchase”), (y) 200,000 Ordinary Shares from Qixian Zhang (“Zhang”) at a purchase price equal to US$5.00 per share (the “Zhang Repurchase”), and (z) 300,000 Ordinary Shares from Paul Caswell (“Caswell” and together with Medy and Zhang, the “Subject Shareholders”) at a purchase price equal to US$5.00 per share (the “Caswell Repurchase” and together with the Medy Repurchase and the Zhang Repurchase, the “Permitted Repurchase”); and (ii) if and when requested by the Company, such Shareholder shall vote its Shares and any other voting securities of the Company, and shall procure its Director nominees, if any, to vote, and shall take all the other necessary or desirable actions within its control (including without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to authorize and approve the Permitted Repurchase.

7.             WARRANTIES AS TO AUTHORITY

Each Party hereby represents and warrants to and undertakes with the other Parties as follows:

7.1.1        where it is a corporation, it is a corporation duly organised and validly existing under the laws of its place of incorporation, and has full power and authority to execute and deliver and perform all of its obligations under this Agreement and any other agreements to be executed by it hereunder;

7.1.2        all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (i) to enable such Party lawfully to enter into, exercise its rights and perform and comply with its obligations under, this Agreement and (ii) to ensure that those obligations are legally binding and enforceable have been taken, fulfilled and done;

7.1.3        this Agreement is, and all other agreements and instruments of such Party contemplated hereby shall be, the legal, valid and binding agreement of such Party, enforceable against such Party in accordance with their terms; and

7.1.4        the execution, delivery and performance of this Agreement by it will not conflict with any law, order, judgment, decree, rule or regulation of any court, arbitral tribunal or government agency, or any agreement, instrument or indenture to which such Party or any of its Affiliates is a party or by which such Party is bound.

8.             REGISTRATION RIGHTS

8.1         Demand Registration

8.1.1        Subject to the conditions of this Clause 8.1, if the Company shall receive at any time after the earlier of (i) December 30, 2008, (ii) six (6) months after the effective date a Qualified IPO and (iii) the delivery of a Written Indication (as defined below), a written request from the Holders of at least twenty five percent (25%) of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities for which the reasonably anticipated aggregate price to the public, net of selling expenses, would exceed US$5,000,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Clause 8.1, use its commercially reasonable efforts to file and have declared effective, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Initiating

Holders, together with any Registrable Securities of any Holder who requests in writing to join such registration within fifteen days after the Company’s delivery of written notice, request to be registered. For purposes hereof, the term “Written Indication” means a written indication delivered to the Company by an internationally recognized investment banking institution other than Goldman Sachs (Asia) L.L.C. or any of its Affiliates (an “Independent Underwriter”) at the request of an Initiating Holder, that market conditions exist for the successful consummation of a Qualified IPO and that such Independent Underwriter would agree to underwrite, on a firmly underwritten basis, an offering of the Company’s equity securities that would constitute a Qualified IPO.

8.1.2        If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Clause 8.1 or any request pursuant to Clause 8.3 and the Company shall include such information in the written notice referred to in Clause 8.1.1 or Clause 8.3.1, as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Clause 8.1 or 8.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated among such, including the Initiating Holders, on a pro rata basis based on the number of Registrable Securities held by all such Holders; provided however, that in no event shall any Registrable Securities then held by a Preferred Shareholder be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

8.1.3        The Company shall not be required to file a registration pursuant to this Clause 8.1:

(a)   after the Company has effected four registrations pursuant to this Clause 8.1, and such registrations have been declared or ordered effective;

(b)   if the Company has effected a registration pursuant to this Clause 8.1 within the preceding twelve (12) months, and such registration has been declared effective;

(c)   during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(d)   if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form F-3 pursuant to a request made pursuant to Clause 8.3 below; or

(e)   if the Company shall furnish to Holders requesting a registration statement pursuant to this Clause 8.1, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its Shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided that such right to delay a request pursuant to this Clause or Clause 8.3.1(b)(iv) shall be exercised by the Company not more than once in any twelve (12) month period.

8.2         Piggyback Registrations

8.2.1        The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within thirty (30) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall use commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

8.2.2        If the registration statement in respect of which the Company gives notice under this Clause 8.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Clause 8.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Clause 8.2.2. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of at least twenty five percent (25%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

8.2.3        The Company shall have the right to terminate or withdraw any registration initiated by it under this Clause 8.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Clause 8.4 hereof.

8.3         Form S-3 or F-3 Registration

8.3.1        In case the Company shall receive from any Holder or Holders of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or Form F-3 (or any successor to Form S-3 or Form F-3), as applicable, or any similar short-form registration statement and any related qualification or compliance, for the public offering of Registrable Securities for which the reasonably anticipated aggregate price to the public, net of selling expenses, would exceed US$5,000,000, the Company will:

(a)   promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)   use commercially reasonable efforts, as soon as practicable, to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder as such other Holder seeks to include in the registration by giving written notice to the Company within thirty (30) days after receipt of the Company’s written notice; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Clause 8.3:

(i)    if Form S-3 or Form F-3 (or any successor or similar form) is not available for such offering by the Holders;

(ii)   if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Clause 8.3, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(iii)  if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such Form S-3 or Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Clause 8.3; provided, that such right to delay a request pursuant to this Clause 8.3 and Clause 8.1.3(d) shall be exercised by the Company not more than once in any twelve (12) month period;

(iv)  in any particular jurisdiction in which the Company would be required to qualify or do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

(v)   more than two in any twelve-month period.

8.3.2        Subject to the foregoing, the Company shall use commercially reasonable efforts to file a Form S-3 or Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Clause 8.3 shall not be counted registrations effected pursuant to Clauses 8.1.

8.4         Expenses of Registration

All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Clauses 8.1 and 8.2, including, without limitation, all registration, filing and qualification fees (including “blue sky” fees), printers’ and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Clause 8.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the

Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration).

8.5         Obligations of the Company

Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

8.5.1        prepare and file with the United States Securities and Exchange Commission or other applicable securities regulatory agency (the “SEC”) a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered or to be registered under the applicable registration statement, which consent shall not be unreasonably withheld. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the Suspension Period after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company shall use its commercially reasonable best efforts to promptly resolve any Violation resulting in a Suspension Period and to permit the filing and/or effectiveness of the applicable registration statement.

8.5.2        Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Clause 8.5.1 above.

8.5.3        Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

8.5.4        Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

8.5.5        In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

8.5.6        Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

8.5.7        Provide a transfer agent and registrar for all Registrable Securities registered pursuant to the registration statement and, where applicable, a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the registration.

8.5.8        Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

8.5.9        Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are traded or, in connection with an initial public offering, the primary exchange upon which the Company’s securities will be traded.

8.6         Furnish Information

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Clause 8.5 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

8.7         Indemnification

In the event any Registrable Securities are included in a registration statement under Clauses 8.1, 8.2 or 8.3:

8.7.1        To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors legal counsel and accountants of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, legal counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Clause 8.7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person of such Holder.

8.7.2        To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or accountants or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law or any rule or regulation promulgated thereunder, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, accountant, controlling person, underwriter or other Holder, or partner, officer, director, legal counsel, accountant or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Clause 8.7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

8.7.3        Promptly after receipt by an indemnified party under this Clause 8.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Clause 8.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Clause 8.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Clause 8.7.

8.7.4        If the indemnification provided for in this Clause 8.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages, liabilities or expenses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8.7.5        The obligations of the Company and Holders under this Clause 8.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

8.8         “Market Stand-Off” Agreement

Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Ordinary Shares (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of the securities of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

8.8.1        such agreement shall apply only to the Company’s first firm commitment underwritten public offering of its Ordinary Shares registered under the Securities Act; and

8.8.2        Dr. Liu, Medy and all officers and directors of the Company enter into similar agreements.

The Company may impose stop-transfer instructions with respect to the Ordinary Shares (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Clause 8.8.

8.9         Rule 144 Reporting

With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, or pursuant to registration on Form F-3 or Form S-3, the Company agrees to use its best efforts to:

8.9.1        Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

8.9.2        File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

8.9.3        So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of the Securities Act, the Exchange Act, and all other federal and state laws, and any rules or regulations promulgated thereunder, at any time after the Company has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3; (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission and such other reports and documents as may be filed by the Company with the SEC; and (iii) such other information as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration or pursuant to Form F-3 or Form S-3.

9.             NON-COMPETITION BY SHAREHOLDERS

9.1         None of the Shareholders (other than Goldman Sachs, Capital, MS China 8 Limited or any permitted transferees of such parties) shall at any time while it is a shareholder of the Company, either solely or jointly with or on behalf of any person, directly or indirectly compete, or allow or cause their affiliates to compete, with the Company in the development, manufacturing, distribution, sale of long chain diacids (and downstream derivatives), bio butanol, corn-process derived products using Cathay’s corn-processing platform technologies and/or any other principal products that the Company is producing on or before the Closing Date, by promoting, sponsoring, funding or managing, working for or advising another company engaged in any of such activities, provided that any Shareholder (other than Goldman Sachs, Capital, MS China 8 Limited or any permitted transferees of such parties) may, without violating the foregoing (1) invest in publicly listed companies in amounts representing in the aggregate for any given public company not more than 5% fully diluted equity ownership interest therein and without board representation, and (2) investment in private (unlisted) companies in amounts representing in the aggregate for any given private company not more than a 25% fully diluted ownership interest therein and without board representation.

9.2         Neither Goldman Sachs, Capital nor MS China 8 Limited (in either instance, a “Subject Party”) shall invest in any Competitor where (i) such investment would constitute more than 25% of the fully-diluted equity of such Competitor or (ii) such Subject Party would be entitled to designate at least one director to the board of directors for such Competitor. The obligations of a Subject Party under this Clause shall: (x) not apply to any investment in a Competitor in which the Company is a co-investor with a Subject Party and (y) expire on the earlier of (i) the date of the initial public offering by the Company of its securities, (ii) November 20, 2009, and (iii) such time as such Subject Party shall no longer hold any Shares.

10.           GENERAL OBLIGATIONS OF SHAREHOLDERS

To the full extent permitted by Applicable Law, each Party shall take all steps necessary or desirable on its part to give full effect to the provisions of this Agreement and to procure (so far as it is able by the exercise of voting rights or otherwise so to do) that the Company and the Directors shall perform and observe the provisions of this Agreement.

11.           PREVALENCE OF AGREEMENT

In the event of any inconsistency or conflict between the provisions of this Agreement and the provisions of the Memorandum or the Articles, the provisions of this Agreement shall as between the Shareholders prevail over the Memorandum and the Articles. The Shareholders shall, so far as they are able, cause such necessary alterations to be made to the Memorandum or the Articles as are required to remove such conflict.

12.           ENTIRE AGREEMENT

This Agreement embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Agreement and upon the execution and delivery of this Agreement by the Company and the shareholders identified herein, the Prior Agreement (as defined below) shall automatically be amended, restated and replaced in its entirety by this Agreement. Any variation, modification and/or amendment of this Agreement shall be effective only if it is in writing and duly signed and confirmed in writing by each Party, provided however that the Company may, absent any manifest error, amend Schedule 3 of this Agreement without the consent of the parties solely for purpose of giving effect to the issuance of the Special Adjustment Shares (as defined in the Series B Subscription Agreement). For purposes hereof, “Prior Agreement” means the Amended and Restated Shareholders Agreement dated as of November 20, 2006 by and between the Company and the shareholders identified therein.

13.           DURATION AND TERMINATION

13.1       This Agreement shall take effect from the date hereof and continue thereafter without limit in point of time but, upon the registration of the transfer by any Shareholder of all the Shares held by it pursuant to the provisions of Clause 5, it shall be released and discharged from all its obligations hereunder as a Shareholder (except as expressly provided in this Agreement) and shall cease to be entitled to any rights hereunder, but, if at that time there are two or more persons bound by the provisions of this Agreement, this Agreement shall continue in full force and effect as between them.

13.2       All the rights and obligations of any Shareholder pursuant to this Agreement (other than the rights and obligations under Clause 8) shall terminate and be of no further force or effect upon the consummation of the Company’s initial public offering of its securities.

13.3       Except for the information rights (under Clause 6.2) and registration rights (under Clause 8), all rights granted to the Preferred Shareholders or any of its permitted transferees pursuant to this Agreement shall automatically terminate upon the first date that the Preferred Shareholders and their permitted transferees collectively own less than fifty percent (50%) of the Shares initially acquired by the Preferred Shareholders (including Ordinary Shares issued upon conversion of such Shares), and each such Preferred Shareholder and other Shareholder hereby agrees to vote its Shares, and to instruct its Company director appointee to take such other action as may be necessary, to amend the Company’s Memorandum and Articles then in effect as necessary to implement such termination as to such Preferred Shareholder.

13.6       The termination of this Agreement from any cause shall not release any Shareholder from any liability which at the time of termination has already accrued, or which thereafter may accrue.

14.           CONFIDENTIALITY

14.1       Each party hereto shall keep confidential the Confidential Information of each other party except (i) as such other party may otherwise agree, (ii) to the extent disclosure is compelled by judicial or administrative procedures or required by Applicable Laws, (iii) to the extent required by the rules of any stock exchange, (iv) for purposes of fund and/or inter-fund reporting, (v) to the officers, directors, employees and professional advisors of a party as necessary to the performance of its obligations or exercise of its rights in connection herewith and with the Series C Subscription Agreement so long as such party advises each person to whom the Confidential Information is so disclosed as to the confidential nature thereof and, in the case of advisors other than licensed professionals bound by rules of professional conduct not to disclose the Confidential Information, such recipient has agreed to maintain the confidentiality of the Confidential Information, (vi) to the investors or bona fide potential investors of a party and any person otherwise providing substantial debt or equity financing to such party so long as the party advises each person to whom the Confidential Information is so disclosed as to the confidential nature thereof, (vii) with respect to any submission by Goldman Sachs (Asia) L.L.C. or Morgan Stanley & Co. Incorporated, or any of their respective affiliates, directors, officers, counsel, representatives, and/or agents, may make to the Financial Industry Regulatory Authority of the United States to the extent reasonably in furtherance of the initial public offering of the Company and/or the participation of GSPS Asia Limited and MS China 8 Limited, respectively, as an investor of the Company, and (viii) disclosure to any person that enters into bona fide negotiations to acquire a party or such party’s interest in the Company so long as the recipient (to the extent the recipient is a Shareholder) provides advance written notice to the Company of its intention to disclose Confidential Information to such person and that such person (1) is not a Competitor and (2) has agreed to maintain the confidentiality of the Confidential Information in accordance with this Clause and, prior to becoming a party to this Agreement, to refrain from using the

Confidential Information for any purpose other than evaluation of its proposed acquisition of the interest or, to the extent that such person has executed a definitive agreement to acquire the interest, solely in furtherance of the consummation of the acquisition of such interest.

14.1.1      Notwithstanding anything to the contrary provided herein, the term Confidential Information shall not include information received by any party hereto from another party hereto which (i) is or becomes generally available to the public other than as a result of disclosure by any party hereto in violation of this Clause, (ii) was available to the recipient thereof on a non-confidential basis prior to such information being disclosed to the recipient by any other party to this Agreement, (iii) becomes available to the recipient thereof on a non-confidential basis from a person (other than another party hereto) who is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, or (iv) is independently developed by the recipient thereof or its affiliates without reference to any Confidential Information.

14.1.2      The obligations of any Shareholder under this Clause 14 shall expire upon the earlier of (i) the date of an initial public offering of the Company and (ii) two years after the first date that such Shareholder no longer holds any Shares.

14.2       Shareholders’ Obligations

The Parties shall procure the observance of the abovementioned restrictions by the Company and shall take all reasonable steps to minimise the risk of disclosure of confidential information, by ensuring that only their employees and directors and those of the Company whose duties will require them to possess any of such information shall have access thereto, and that they shall be instructed to treat the same as confidential.

15.           NO PARTNERSHIP

The relationship between the Parties shall not constitute a partnership. No Party has the power or the right to bind, commit or pledge the credit of another Party or the Company.

16.           RELEASE AND INDULGENCE

No failure on the part of any Party to exercise and no delay on the part of any Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it.

17.           ASSIGNMENT

None of the Parties shall transfer or assign all or any of its rights, obligations or benefits under this Agreement to any person except with the written consent of all the other Parties or save as expressly permitted under this Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors, heirs, executors, administrators, personal representatives and permitted assigns.

18.           FORCE MAJEURE

The obligations of any Party, other than the obligation to pay money, shall be suspended during the time and to the extent that such Party is prevented from complying therewith in whole or in part by an act of God, strike, lockout, act of the public enemy, war declared or undeclared, blockade, revolution, riot, insurrection, civil commotion, sabotage, lightning, fire, storm, flood, earthquake, volcanic eruption, explosion, governmental restraint, perils of the sea, embargo or any other cause whether of the kind specifically enumerated above or otherwise which is beyond the reasonable control of the Party whose obligations it affects and which that Party is unable to avoid by the exercise of reasonable foresight and diligence; Provided that such Party (for the purposes of this Clause, the “Hindered Party”) shall have given written notice thereof, specifying the nature and details of such event and the probable extent of the delay, to each other Party; and provided further that the Hindered Party shall promptly and diligently make every effort in good faith to overcome or dispel such obstacle and pursue appropriate action to enable it to perform such obligations. If any Party should become a Hindered Party, then the Parties shall review the implications of the event specified in such Hindered Party’s notice to determine whether this Agreement ought to be amended or whether such Hindered Party should be fully or partially released from its obligations hereunder.

19.           COUNTERPARTS

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart. Each Party agrees that signatures may be exchanged by facsimile, and that it is bound by its own facsimile signature and accepts the other Party’s facsimile signature.

20.           NOTICES AND GENERAL

20.1       Notices

All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and may be delivered personally or sent by prepaid registered post (by air-mail if to or from an address outside China) with recorded delivery, or by facsimile transmission addressed to the intended recipient thereof at its address or at its facsimile number set out in this Agreement (or to such other address or facsimile number as a Party may from time to time duly notify the others in writing). Any such notice, demand or communication shall be deemed to have been duly served (if delivered personally or given or made by facsimile) immediately or (if given or made by letter) five (5) days after posting or (if made or given to or from an address outside China) ten (10) days after posting and in proving the same it shall be sufficient to show that personal delivery was made or that the envelope containing the same was duly addressed, stamped and posted or that the facsimile transmission was properly addressed and despatched. The addresses and facsimile numbers of the Parties for the purpose of this Agreement are:

Company: Cathay Industrial Biotech Ltd.

Address:	3F, Building 5, 1690 Cailun Road, Zhangjiang Hightech Park,

Shanghai 201203, PRC

Fax No:	86-21-5080-1386

Attention:	Dr. Xiucai Liu

With a copy to (but which shall not constitute notice hereunder):

Hogan & Hartson LLP

Address:	Suite 3006, Raffles City, 268 Xizang Middle Road

Shanghai 200001, PRC

Fax No.:	86-21-63404999

Attention:	Arthur C. Mok, Esq.

Dr. Xiucai Liu

Address:	3F, Building 5, 1690 Cailun Road, Zhangjiang Hightech Park,

Shanghai 201203, PRC

Fax No:	86-21-5080-1386

Ordinary Shareholders:	As per Schedule 1

Series A Preferred Shareholders:	As per Schedule 2

Series B Preferred Shareholders:	As per Schedule 3

Series C Preferred Shareholders:	As per Schedule 4

20.2       Remedies

No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the Shareholders shall not constitute a waiver by such Shareholder of the right to pursue any other available remedies.

20.3       Severance

If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation or other laws to which it is subject, or by a competent court with jurisdiction, it shall be rendered void, illegal or unenforceable to that extent and it shall in no way affect or prejudice the enforceability of the remainder of such provision or the other provisions of this Agreement. The invalidity, illegality or unenforceability of any provision in this Agreement under the laws of any one jurisdiction shall not in itself affect the validity, legality and enforceability of such provisions under the laws of any other jurisdiction.

20.4       Several Rights and Obligations and Consent

The obligations of the Shareholders under this Agreement shall be on a several basis and not on a joint basis or a joint and several basis. Save as otherwise provided, any requirement to obtain the consent or waiver of the holders of a particular series of Shares hereunder shall not be fulfilled unless the consent or waiver of all the holders of that Shares has been obtained.

20.5       Arbitration and Mediation

20.5.1      Any dispute, controversy or claim arising under, out of or in connection with this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration in Hong Kong in accordance with the arbitration rules (“Rules”) of the Hong Kong International Arbitration Centre (“HKIAC”) for the time being in force, which Rules are deemed to be incorporated by reference to this Clause. The arbitral tribunal shall consist of three arbitrators. The claimant or claimants (collectively) shall select one arbitrator and the respondent or respondents (collectively) in the arbitration proceeding shall select one arbitrator. The third arbitrator shall be appointed by mutual agreement of the respondent and claimants. If any of the members of the arbitral tribunal shall not have been appointed within thirty (30) days after any Party has delivered notice in writing to any other Party requesting arbitration, the relevant appointment shall be made by the Secretary General of the HKIAC. The language of arbitration shall be English. The arbitral tribunal’s award shall be final and binding from the day it is made and enforceable in any court of competent jurisdiction.

20.6       Governing Law and Jurisdiction

20.6.1      Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.6.2      Jurisdiction: In relation to any legal action or proceedings (“Proceedings”):

(a)   in aid of any arbitration Proceedings commenced pursuant to Clause 20.5.1 or the enforcement of any decision, order or award of the arbitrator in those proceedings; or

(b)   securing any interim or permanent injunctive relief with respect to any breach or threatened breach of,

each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong SAR, and waives any objection to Proceedings in any such court on the grounds of venue or on the grounds that the Proceedings have been brought in an inappropriate or inconvenient forum.

20.6.3      Submission Non-Exclusive: That submission shall not affect the right of any other Party to take Proceedings in any other jurisdiction nor shall the taking of Proceedings in any jurisdiction preclude any Party from taking Proceedings in any other jurisdiction.

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

MEDY LTD.

By:	/s/ Xiucai Liu
Name:	Xiucai Liu
Title:	Chairman

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

XIUCAI LIU

(solely with respect to Clause 5.1)

/s/ Xiucai Liu

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

QIXIAN ZHANG

/s/ [ILLEGIBLE]

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

PAUL CASWELL

/s/ Paul J. Caswell

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

DEUTSCHE BANK TRUST COMPANY AND
PAUL J. CASWELL AS CO-TRUSTEEES OF THE
PAUL J. CASWELL 2007 GRAT

By:	/s/ Paul J. Caswell
Name:
Title:

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

DEUTSCHE BANK TRUST COMPANY AND
PAUL J. CASWELL AS CO-TRUSTEEES OF THE
CASWELL 2007 FAMILY TRUST

By:	/s/ Paul J. Caswell
Name:
Title:

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

DEUTSCHE BANK TRUST COMPANY AND
PAMELA CASWELL AS CO-TRUSTEEES OF THE
PAMELA CASWELL 2007 GRAT

By:	/s/ Pamela Jean Caswell
Name:
Title:

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

PAMELA JEAN CASWELL

/s/ Pamela Jean Caswell

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

CHINA BIOCHEM

By:	/s/ Zhi Yang
Name:	Zhi Yang
Title:	Managing Partner

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

GSPS ASIA LIMITED

By:	/s/ Terence Ting
Name:	Terence Ting
Title:	Director

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

GM INVESTMENT COMPANY LIMITED

By:	/s/ Samuel Kong
Name:	Samuel Kong
Title:	Director

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

GRAMINEAE HOLDINGS COMPANY LIMITED

By:	/s/ Andrew Lo
Name:	Andrew Lo
Title:	Authorized Signatory

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

NEW HORIZON EVERGREEN INVESTMENT CO., LTD.

By:	/s/ Jianming Yu
Name:	Jianming Yu
Title:	Director

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

CAPITAL INTERNATIONAL PRIVATE
EQUITY FUND V, L.P.

By:	/s/ James Ho
Name:	James Ho
Title:	Authorized Signatory

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

CGPE V, L.P.

By:	/s/ James Ho
Name:	James Ho
Title:	Authorized Signatory

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

NORTHERN LIGHT VENTURE FUND, L.P.

NORTHERN LIGHT STRATEGIC FUND, L.P.

NORTHERN LIGHT PARTNERS FUND, L.P.

By Northern Light Partners L.P.

its General Partner

By Northern Light Venture Capital Limited

its General Partner

/s/ Jeffrey Lee
By Jeffrey Lee, Director

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

VERBIER INTERNATIONAL INC.

For and on behalf of Verbier International Inc.
By:	/s/ Yung Lap Hang
Name:	Yung Lap Hang
Title:	Sole Owner

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

MS CHINA 8 LIMITED

By:	/s/ Andrew Wise
Name:	Andrew Wise
Title:	Director

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

NEW ENTERPRISE ASSSOCIATES 12, LIMITED PARTNERSHIP

By:	/s/ Charles W. Newhall
Name:	Charles W. Newhall
Title:	Manager

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

BIOVEDA CHINA FUND II, L.P.

By:	/s/ Yungzhi
Name:
Title:

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

HBM BIOVENTURES (CAYMAN) LTD.

By:	/s/ John Arnold
Name:	John Arnold
Title:	Chairman and Managing Director

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

HBM BIOMED CHINA

By:	/s/ John Arnold
Name:	John Arnold
Title:	Director

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

NEW HORIZON DAIRY INDUSTRY INVESTMENT LIMITED

By:	/s/ Jianming Yu
Name:	Jianming Yu
Title:	Director

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

STONE GROUP HOLDINGS LIMITED

By:	/s/ Yongji Duan
Name:	Yongji Duan
Title:	Chairman

Cathay Series C Shareholders Agreement

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

The Company

CATHAY INDUSTRIAL BIOTECH LTD.

By:	/s/ Xiucai Liu
Name:	Xiucai Liu
Title:	President and CEO

Cathay Series C Shareholders Agreement

SCHEDULE 1

ORDINARY SHAREHOLDERS OF THE COMPANY

			No. of Ordinary
Name of Shareholder	Contact Details		Shares issued
Medy Ltd.	Address:	c/o Cathay Industrial	38,279,403
		Biotech Ltd., 3F,
		Building 5, 1690 Cailun
		Road, Zhangjiang
		Hightech Park, Shanghai
		201203, PRC

	Fax: 86-21-5080-1386

	Attention: Dr. Xiucai Liu

Mr. Qixian Zhang	Address:	c/o Cathay Industrial	1,431,818
		Biotech Ltd., 3F,
		Building 5, 1690 Cailun
		Road, Zhangjiang
		Hightech Park, Shanghai
		201203, PRC

	Fax: +86-21-5080-1386

	Attention: Mr. Qixian Zhang

Mr. Paul Caswell	Address:	c/o Cathay Industrial	713,779
		Biotech Ltd., 3F,
		Building 5, 1690 Cailun
		Road, Zhangjiang
		Hightech Park, Shanghai
		201203, PRC

	Fax: +86-21-5080-1386

	Attention: Mr. Paul Caswell

Deutsche Bank Trust	Address:	c/o Cathay Industrial	275,000
Company and Paul J.		Biotech Ltd., 3F,
Caswell as co-trustees of		Building 5, 1690 Cailun
the Paul J. Caswell 2007		Road, Zhangjiang
GRAT		Hightech Park, Shanghai
		201203, PRC

	Fax: +86-21-5080-1386

	Attention: Mr. Paul Caswell

Name of Shareholder	Contact Details		No. of Ordinary Shares issued

Deutsche Bank Trust	Address:	c/o Cathay Industrial	300,000
Company and Paul J.		Biotech Ltd., 3F,
Caswell as co-trustees of		Building 5, 1690 Cailun
the Caswell 2007 Family		Road, Zhangjiang
Trust		Hightech Park, Shanghai
201203, PRC

Fax: +86-21-5080-1386

	Attention:	Mr. Paul Caswell

Deutsche Bank Trust	Address:	c/o Cathay Industrial	325,000
Company and Pamela		Biotech Ltd., 3F,
Caswell as co-trustees of		Building 5, 1690 Cailun
the Pamela Caswell 2007		Road, Zhangjiang
GRAT		Hightech Park, Shanghai
201203, PRC

Fax: +86-21-5080-1386

	Attention:	Mr. Paul Caswell

Pamela Jean Caswell	Address:	c/o Cathay Industrial	675,000
Biotech Ltd., 3F,
Building 5, 1690 Cailun
Road, Zhangjiang
Hightech Park, Shanghai
201203, PRC

Fax: +86-21-5080-1386

	Attention:	Mr. Paul Caswell

Total			42,000,000

SCHEDULE 2

SERIES A PREFERRED SHAREHOLDERS

Name	Contact Details		No. of Series A Preferred Shares

China Biochem	Address:	Suite 2010, Jing An Zhong	26,000,000
		Hua Plaza, 1701 Beijing
		West Road, Shanghai
		200040, PRC

	Fax: + 86-21-5157-2235

	Attention:	Mr. Zhi Yang

Total			26,000,000

SCHEDULE 3

SERIES B PREFERRED SHAREHOLDERS

Name	Contact Details		No. of Series B Preferred Shares

GSPS Asia Limited	Address:	68th Floor, Cheung Kong	9,852,217
		Center, 2 Queens Road
		Central, Hong Kong
	Fax: +852-2978-0515
	Attention:	Terence Ting
	Copy: Karen Ip at the same address

Gramineae Holdings Company Limited	Address:	Suite 305 St. George’s	9,852,217
		Building, 2 Ice House
		Street, Central, Hong
		Kong
	Fax: +852-2521-8023
	Attention:	Andrew Lo

China Biochem	Address:	Suite 2010, Jing An Zhong	492,611
		Hua Plaza, 1701 Beijing
		West Road, Shanghai
		200040, PRC
	Fax: +86-21-5157-2235
	Attention:	Mr. Zhi Yang

GM Investment Company Limited	Address:	Jin Bao Tower, 12 th Floor	3,448,276
		89 Jin Bao Street Dong
		Cheng District Beijing,
		PRC
	Fax: +86-10-8522-1235
	Attention:	Samuel Kong

New Horizon Evergreen	Address:	Jin Bao Tower, 12 th Floor	1,970,443
Investment Co., Ltd		89 Jin Bao Street Dong
		Cheng District Beijing,
		PRC
	Fax: +86-10-8522-1235
	Attention:	Jianming Yu

Total			25,615,764

SCHEDULE 4

SERIES C PREFERRED SHAREHOLDERS

Name		Contact Details	No. of Series C Preferred Shares

Capital International Private		Capital International Private Equity	9,883,253
Equity Fund V, L.P.		Fund V, L.P.
		c/o Capital International, Inc.
		6455 Irvine Drive
		Irvine, California 92618, USA
		Attention: Private Equity Accounting
		& Administration (C-2D)
		Fax: 949 975 4339

		with a copy to:

		Capital International, Inc.
		11100 Santa Monica Blvd.
		15th Floor
		Los Angeles, California 90025, USA
		Attn: Christopher D. Chen
		Fax: 310 996 6171

CGPE V, L.P.		Capital International Private Equity	397,121
		Fund V, L.P.
		c/o Capital International, Inc.
		6455 Irvine Drive
		Irvine, California 92618, USA
		Attn: Private Equity Accounting &
		Administration (C-2D)
		Fax: 949 975 4339

		with a copy to:

		Capital International, Inc.
		11100 Santa Monica Blvd.
		15th Floor
		Los Angeles, California 90025, USA
		Attn: Christopher D. Chen
		Fax:: 310 996 6171

HBM BioVentures (Cayman)	Address:	Centennial Towers, 3rd	747,664
Ltd.		Floor, 2454 West Bay Road,
		Grand Cayman, Cayman
		Islands
	Fax:	+ 1 345 946 8003
	Attention:	John Arnold

HBM BioMed China	Address:	Centennial Towers, 3rd	934,580
		Floor, 2454 West Bay Road,
		Grand Cayman, Cayman
		Islands
	Fax:	+ 1 345 946 8003
	Attention:	John Arnold

Stone Group Holdings Limited		Address:	934,580
		27/F., K. Wah Centre

	191 Java Road, North Point
	Hong Kong
	Fax No.: +852 2880 5573
	Attention: Yongji Duan

Verbier International Inc.	Address:	747,664
	23/F, Jing An Center, #8 North Third
	Ring Road East, Chao Yang District,
	Beijing, 100028
	Fax No.: +86-10-5108-5666
	Attention: Xiaoxin Chen

BioVeda China Fund II, L.P.	Address:	1,869,159

	Fax No.:
	Attention:

Northern Light Venture Fund,	Address:	843,554
L.P.	2440 Sand Hill Road Suite 201
	Menlo Park, CA 94025
	Fax No.: +1-650-585-5460
	Attention: Jeffrey Lee

Northern Light Strategic Fund,	Address:	185,295
L.P.	2440 Sand Hill Road Suite 201
	Menlo Park, CA 94025
	Fax No.: +1-650-585-5460
	Attention: Jeffrey Lee

Northern Light Partners Fund,	Address:	92,647
L.P.	2440 Sand Hill Road Suite 201
	Menlo Park, CA 94025
	Fax No.: +1-650-585-5460
	Attention: Jeffrey Lee

New Enterprise Associates 12,	Address:	373,832
Limited Partnership	1119 St. Paul Street
	Baltimore, MD 21202, USA
	Fax No.: +1-410-752-7721
	Attention: Louis Citron

MS China 8 Limited	Address:	1,869,159
	M&C Corporate Services Limited
	PO Box 309 GT Grand Cayman
	George Town Cayman Islands
	Fax No.: +852-3407-5987
	Attention: Andrew Wise

	With a copy to:

	5/F, Two Exchange Square
	Central, Hong Kong
	Fax No.: +852-3407-5128
	Attention: James Tam

GSPS Asia Limited	Address: 68th Floor, Cheung Kong	1,869,159
	Center, 2 Queens Road Central, Hong
	Kong
	Fax No.: +852-2978-0515
	Attention: Terence Ting
	Copy: Karen Ip at the same address

Gramineae Holdings Company	Address: Suite 305, St. George’s	1,869,159
	Building, 2 Ice House Street, Central,

Limited	Hong Kong
	Fax No.: +852-2521-8023
	Attention: Andrew Lo

	with a copy to

	Clifford Chance LLP
	Address: 40th Floor, Bund Center, 222
	Yan An East Road, Shanghai 200002,
	PRC
	Fax No.: +86-21-6335-0337
	Attention: Yanping Cao

GM Investment Company	Address:	48/F, Bank of China Tower	826,190
Limited		1 Garden Road
		Central, Hong Kong
	Fax No.: +852 3605 8189
	Attention:	Samuel Kong

New Horizon Dairy Industry	Address:	Jin Bao Tower, 12th Floor,	1,869,159
Investment Limited		89 Jin Bao Street
		Dong Cheng District
		Beijing, PRC
	Fax No.: +86-10-8522-1235
	Attention:	Jianming Yu

Total			25,312,175

EXHIBIT A

GROUP COMPANIES

1.                                       Cathay Industrial Biotech Ltd., a Cayman Islands company.

2.                                       Cathay Biotechnology Limited (“Cathay BVI”), a wholly-owned subsidiary of the Company incorporated under the laws of the British Virgin Islands.

3.                                       Cathay BioMaterials Limited (“Cathay BioMaterials”), a wholly-owned subsidiary of the Company incorporated under the laws of the British Virgin Islands.

4.                                       Cathay Industrial Biotech (Hong Kong) Limited (“Cathay Hong Kong”), a wholly owned subsidiary of the Company incorporated in Hong Kong.

5.                                       Shanghai Cathay Industrial Biotech Co., Ltd. (上海凯赛生物科技有限公司)(predecessor of Shanghai Cathay Biotechnology Co., Ltd) (“Cathay Shanghai”), a wholly-owned subsidiary of the Company established under PRC law.

6.                                       Shanghai Cathay Biotechnology R&D Co., Ltd. (上海凯赛生物技术研发中心有限公司) (“Cathay R&D”), a wholly-owned subsidiary of the Company established under PRC law.

7.                                       Shandong Cathay Industrial Biotech Limited. (山东凯赛生物技术有限公司)(“Cathay SD Industrial”), a wholly-owned subsidiary of the Company established under PRC law.

8.                                       Jilin Cathay Industrial Biotech Limited. (吉林凯赛生物技术有限公司)(“Cathay Jilin”), a wholly-owned subsidiary of the Company established under PRC law.

9.                                       Shanghai BioSight Engineering Co., Ltd ( 上海景业生化工程有限公司) (“Cathay Biosight”), a wholly-owned subsidiary of Cathay Shanghai established under PRC law.

10.                                 Shandong Cathay Lineng Biotechnology Co., Ltd. (山东凯赛里能生物高科技有限责任公司) (“Cathay Shandong”), a Sino-foreign joint venture enterprise established under PRC law. Cathay Shanghai and Cathay BioMaterials, holds 70.25% and 29.75%, respectively, of the equity interests in Cathay Shandong.

11.                                 Shandong Degussa Cathay Biotech Co. Ltd ( 山东德固赛凯赛生物技术有限公司) (“Degussa Cathay Biotech”), a Sino-Foreign Joint Venture Company established under PRC law. Cathay Shandong and Degussa (China) Co., Ltd.(“Degussa China”) holds 49% and 51%, respectively, of the equity interests in the Degussa Cathay Biotech.

APPENDIX A

DEED OF RATIFICATION AND ACCESSION

THIS DEED OF RATIFICATION AND ACCESSION is made and issued on [•] by [•] (the “Transferee”), a company incorporated in [•] with its registered office at [•] in favour of and for the benefit of each and all of the following (other than the Transferor (as herein defined)):

(1)                                  the parties to the Third Amended and Restated Shareholders’ Agreement dated October 19, 2007 (the “Shareholders’ Agreement”) made between Cathay Industrial Biotech Ltd. (the “Company”), Dr. Xiucai Liu; and the other shareholders identified therein; and

(2)                                  all persons and corporations who are or subsequently become shareholders of the Company.

WHEREAS:

(A)                              The parties to the Shareholders’ Agreement have agreed thereunder to regulate the affairs of the Company to carry out the Specified Business (as defined in the Shareholders’ Agreement).

(B)                                The Transferee is a Permitted Transferee (as defined in the Shareholders’ Agreement) of [•] shares (the “Transferred Shares”) in the issued capital of the Company by virtue of the instrument(s) of transfer in respect thereof executed by [•] (the “Transferor”).

(C)                                By the terms of the Shareholders’ Agreement, it is a condition precedent to the transfer to the Transferee of the Transferred Shares that the Transferee executes this Deed.

NOW THIS DEED WITNESSES as follows:

1.                                       In this Deed, all references to the “Shareholders’ Agreement” means the Shareholders’ Agreement referred to in sub-paragraph (1) above and includes all amendments, additions and variations thereto agreed between the parties thereto

2.                                       The Transferee hereby covenants and agrees with each of the parties, persons and corporations in whose favour and for whose benefit this Deed is executed:

(b)                                 that in consideration of and upon the registration in the Company’s register of members of the Transferee as the holder of the Transferred Shares, the Transferee will as from the date of the registration of the Transferee as holder of the Transferred Shares, observe and discharge all the terms and conditions of the Shareholders’ Agreement which are applicable to it as a Shareholder (as defined in the Shareholders’ Agreement) in all respects as if it had been a Party thereto;

(a)                                  that in the event that the Transferred Shares were transferred to the Transferee pursuant to Clauses 5.5.1 of the Shareholders’ Agreement, the liability of the Transferee by virtue of this Deed to each of the parties, persons or corporation (other than the Transferor) in whose favour and for whose benefit this Deed is executed shall be joint and several with the Transferor; and

2

(b)                                 that this Deed is enforceable against the Transferee by any of the parties, persons and corporations in whose favour and for whose benefit this Deed is executed.

3.                                       For the purpose of Clause 5 of the Shareholders’ Agreement, the address and facsimile number of the Transferee is:

Address:

Facsimile No.:

4.                                       Nothing in this Deed shall operate to release or discharge the Transferor from any of the Transferor’s obligations and liabilities under the Shareholders’ Agreement, while the Transferor shall remain fully responsible for obligations and liabilities notwithstanding any permitted transfer of Transferred Shares pursuant thereto and hereunder.

5.                                       This Deed shall be governed by, and construed in accordance with, the laws of the Cayman Islands.

IN WITNESS WHEREOF this Deed has been entered into on the date stated at the beginning.

The Transferee

The Common Seal of	)

[ ]	)

was hereunto affixed	)	Director

in the presence of:	)

Director/Secretary

3

APPENDIX B

INDEMNITY LETTER

Letterhead of Cathay Industrial Biotech Ltd.

THIS DEED is made as of [•], [200  ] by Cathay Industrial Biotech Ltd. (“Company”) in favour of [•] (the “Director”).

NOW THIS DEED WITNESSES as follows:

1.                                       In consideration of the Director acting as a director of the Company at the request of the Company:

(a)                                  The Company hereby indemnifies the Director from and against any liability incurred by him in his capacity as a director of the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in relation to any such proceedings in which relief is under the Cayman Islands Companies Law granted to him by a Court; and

(b)                                 The Company hereby indemnifies the Director from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against the Director as a result of any act matter or thing done or omitted to be done by him in good faith and for the interest or benefit of the Company in the course of his being a director of the Company unless such liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses are attributable to fraud or other wilful misconduct, or gross negligence of the Director.

2.                                       In this Deed, words importing any gender include the other genders and words importing the singular include the plural and vice versa.

3.                                       This Deed shall be governed and construed in accordance with the laws of Cayman Islands. The parties submit to the non-exclusive jurisdiction of the Courts of Cayman Islands.

IN WITNESS WHEREOF this Deed has been executed and delivered the day and year first hereinbefore mentioned.

The Common Seal of	)
)

was hereunto affixed in	)	Director
the presence of:	)

Director/Secretary

4

AMENDMENT

TO

THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This AMENDMENT TO THE THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this "Amendment"), dated as of October 10, 2008, is entered into by and among CATHAY INDUSTRIAL BIOTECH LTD. (the "Company"), an exempt company incorporated in the Cayman Islands with its registered office at Corporate Filing Services Limited, 4th Floor, Harbour Centre, P.O. Box 613, George Town, Grand Cayman, Cayman Islands, the individuals and entities identified on Schedule 1 of this Amendment, and Xiucai Liu, an individual whose primary place of business is located at Building 5, 3F, 1690 Cailun Road, Zhangjiang Hightech Park, Shanghai, People’s Republic of China.

RECITALS

WHEREAS, the parties have entered into that certain Third Amended and Restated Shareholders Agreement dated as of October 19, 2007 (the "Shareholders Agreement") by and among the Company, the shareholders of the Company and Xiucai Liu, as amended by that certain Amendment Agreement and Waiver dated as of January 14, 2008 by and among the Company, the shareholders of the Company, and Xiucai Liu;

WHEREAS, the parties desire to enter into this Amendment to further amend the terms of the Shareholders Agreement; and

WHEREAS, all terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Shareholders Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.             AMENDMENTS

1.1          Section 1.1 of the Shareholders Agreement is hereby amended to include the following defined terms:

“Additional Series C Subscription Agreement” means the Series C Subscription Agreement dated as of October 10, 2008 entered into among the Company and certain other parties thereto for the subscription and purchase of Series C Preferred Shares.

“Capital Repurchase” means the purchase by the Company, pursuant to the Securities Purchase Agreement dated as of September 11, 2008 by and among the Company, Capital and certain shareholders of the Company (the “Capital Agreement”), of all Series C Preferred Shares acquired by Capital pursuant to the Series C Subscription Agreement (the “Capital Shares”).

“Subscription Agreements” mean the Series C Subscription Agreement and the Additional Series C Subscription Agreement.

1.2          Section 2 of the Shareholders Agreement is hereby amended by including the following new Section 2.5:

2.5                                 The Parties hereby acknowledge and agree that each Party has waived in full any and all pre-emptive rights (including without limitation any right to receive notice in connection with such right) that such Party may have under this Agreement with respect the sale and issuance of Series C Preferred Shares by the Company to

Goldman Sachs, HBM Biomed China and Medy under the Additional Series C Subscription Agreement (the “Additional Series C Financing”).

1.3          Section 2.3.6 of the Shareholders Agreement is hereby amended by deleting the words “Series C Subscription Agreement” and replacing such words with “Subscription Agreements”.

1.4          Sections 6.14.1 and 6.14.2 of the Shareholders Agreement are hereby amended by deleting such sections in their entirety and replacing such sections with the following new Sections 6.14.1 and 6.14.2:

“6.14.1            The Company shall use its commercially reasonable efforts to achieve a Qualified IPO on or prior to June 30, 2010. In connection with the foregoing, each of the Shareholders shall exercise their voting rights in favor of the Company’s application for such listing. The Company and the Shareholders shall not do or permit to be done or omit or permit to be omitted or otherwise undertake, agree or propose any act, deed, transaction or proposal prejudicial to or which may affect its ability to achieve such listing.

6.14.2                  In the event that the Board of Directors and the requisite shareholders of the Company approve an initial public offering of the Company with an Offering Price lower than the Series C Price, each Shareholder shall vote its Shares and any other voting securities of the Company, to approve the Adjustment Payment by the Company to each holder of Series C Preferred Shares (or Ordinary Shares issued upon conversion of such Series C Preferred Shares) in accordance with the Subscription Agreements.”

1.5          Section 4 of the Shareholders Agreement is hereby amended by including the following new Section 4.5:

“4.5                           The Company (or where relevant, another Group Company) shall not issue any Special Financing Shares (as defined below) at a price per share less than US$4.28 unless the affirmative vote of a holder or holders holding no less than ninety percent (90%) in voting power of the Preferred Shares then outstanding, voting together as a single class, has been obtained (the “Special Preferred Approval”), it being understood that the Company shall not be required to obtain the Special Preferred Approval in connection with the sale and issuance of any equity securities of the Company if any such issuance is undertaken by the Company for any purpose other than in relation to the Capital Repurchase. Notwithstanding the foregoing, any issuance of Special Financing Shares shall be approved by the Board of Directors of the Company (including at least two Preferred Directors). For purposes hereof, the term "Special Financing Shares" means any equity securities of the Company to be issued and sold by the Company following the closing of the Capital Repurchase other than (i) as determined by the Board of Directors of the Company (including at least two Preferred Directors) not to be in relation to such Capital Repurchase or (ii) to the extent the aggregate consideration received by the Company in respect of all other equity securities issued and sold thereby following the Capital Repurchase exceeds US$37,000,000.”

2

1.6          Section 5.5 of the Shareholders Agreement is hereby amended by including the new Section 5.5.3:

“5.5.3                  Notwithstanding anything to the contrary herein, the provisions of Clauses 5.1.6 and 5.4 shall not apply with respect to any Transfer of Series C Preferred Shares by Capital to the Company pursuant to, and in accordance with, the terms and conditions of the Capital Agreement.”

1.7          Section 6 of the Shareholders Agreement is hereby amended by including the new Section 6.18:

“6.18                     Each Shareholder agrees that following the closing of the Additional Series C Financing pursuant to the Additional Series C Subscription Agreement, (i) each of the Company and Capital shall be permitted to consummate the Capital Repurchase, pursuant to which, amongst other things, the Company shall repurchase from Capital, and Capital transfer and sell to the Company, the Capital Shares at a price equal to US$5.35 per share, and (ii) if and when requested by the Company, such Shareholder shall vote its Shares and any other voting securities of the Company, and shall procure its Director nominees, if any, to vote, and shall take all the other necessary or desirable actions within its control (including without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to authorize, approve and/or ratify the Capital Repurchase and the Capital Agreement.”

1.8          Section 14.1 of the Shareholders Agreement is hereby amended by deleting the words “Series C Subscription Agreement” and replacing such words with “Subscription Agreements”.

1.9          Schedule 4 of the Shareholders Agreement is hereby superseded in its entirety by Schedule 4 attached hereto.

1.10        Exhibit A of the Shareholders Agreement is hereby superseded in its entirety by Exhibit A attached hereto.

2.                                      EFFECTIVENESS; OTHER PROVISIONS

This Amendment shall be effective as of the date first above written and all other provisions of the Shareholders Agreement, as amended by the Amendment Agreement and this Amendment, shall remain in full force and effect.

3.                                      GOVERNING LAW

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.                                      COUNTERPARTS

This Amendment may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Amendment by signing any such counterpart. Each Party agrees that signatures may be exchanged by facsimile, and that it is bound by its own facsimile signature and accepts the other Party’s facsimile signature.

3

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

CATHAY INDUSTRIAL BIOTECH, LTD.

By:	/s/ Xiucai Liu
Xiucai Liu Chairman and CEO

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

MEDY LTD.

By:	/s/ Xiucai Liu
Xiucai Liu Chairman

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

QIXIAN ZHANG

/s/ Qixian Zhang

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

PAMELA JEAN CASWELL

/s/ Pamela Jean Caswell
Pamela Jean Caswell

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

PAUL CASWELL

/s/ Paul Caswell

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

DEUTSCHE BANK TRUST COMPANY AND
PAUL J. CASWELL AS CO-TRUSTEEES OF THE
PAUL J. CASWELL 2007 GRAT

By:	/s/ Paul J. Caswell
Name:	Paul J. Caswell
Title:	Authorized to Sign

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

DEUTSCHE BANK TRUST COMPANY AND
PAUL J. CASWELL AS CO-TRUSTEEES OF THE
CASWELL 2007 FAMILY TRUST

By:	/s/ Paul J. Caswell
Name:	Paul J. Caswell
Title:	Authorized to Sign

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

DEUTSCHE BANK TRUST COMPANY AND
PAMELA CASWELL AS CO-TRUSTEEES OF THE
PAMELA CASWELL 2007 GRAT

By:	/s/ Paul J. Caswell
Name:	Paul J. Caswell
Title:	Authorized to Sign

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

CHINA BIOCHEM

By:	/s/ Zhi Yang
Zhi Yang
Managing Partner

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GSPS ASIA LIMITED		ADDRESS:

68th Floor, Cheung Kong Center,
By:	/s/ Morgan C. W. Sze	2 Queens Road Central, Hong Kong
	Name: Morgan C. W. Sze	Fax No.: +852-2978-0515
	Title: Director	Attention: Terence Ting

with a copy to (which shall not constitute notice):

68th Floor, Cheung Kong Center,
2 Queens Road Central, Hong Kong
Fax No.: +852-2978-1966
Attention: Karen Ip

Cathay Series C Share Subscription Agreement

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

GM INVESTMENT COMPANY LIMITED

By:	/s/ Samuel Kong
Samuel Kong
Director

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

GRAMINEAE HOLDINGS COMPANY LIMITED

By:	/s/ Zhenzhi Li
Zhenzhi Li
Director

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

NEW HORIZON DAIRY INDUSTRY INVESTMENT LIMITED

By:	/s/ Jianming Yu
Jianming Yu
Director

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

CAPITAL INTERNATIONAL PRIVATE EQUITY FUND V, L.P.

By:	/s/ Naomi Kobayashi
Name:	Naomi Kobayashi CHNC
Title:	Authorized Signer

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

CGPE V, L.P.

By:	/s/ Naomi Kobayashi
Name:	Naomi Kobayashi
Title:	Authorized Signer

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

NORTHERN LIGHT VENTURE FUND, L.P.
NORTHERN LIGHT STRATEGIC FUND, L.P.
NORTHERN LIGHT PARTNERS FUND, L.P.
By Northern Light Partners L.P.
its General Partner
By Northern Light Venture Capital Limited
its General Partner

/s/ Jeffrey Lee
Jeffrey Lee
Director

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

VERBIER INTERNATIONAL INC.

By:	/s/ Yung Lap Hang
Name:	Yung Lap Hang
Title:	Sole Owner

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

MS CHINA 8 LIMITED

By:	/s/ Emil Costa
Name:	Emil Costa
Title:	Director

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

NEW ENTERPRISE ASSSOCIATES 12, LIMITED PARTNERSHIP

By:	/s/ Charles W. Newhall
Name:	Charles W. Newhall
Title:	Manager

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

BIOVEDA CHINA FUND II, L.P.

By:	/s/ Yang Zhi
Name:	Yang Zhi
Title:	Managing Partner

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

HBM BIOVENTURES (CAYMAN) LTD.

By:	/s/ John Arnold
John Arnold
Chairman and Managing Director

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

HBM BIOMED CHINA

By:	/s/ John Arnold
John Arnold
Director

Signature Page to Shareholders Agreement Amendment

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

NEW HORIZON EVERGREEN INVESTMENT CO., LTD.

By:	/s/ Jianming Yu
Jianming Yu
Director

Signature Page to Shareholders Agreement Amendment

Shareholders Agreement

IN WITNESS WHEREOF this Amendment has been entered into on the date first above written.

STONE GROUP HOLDINGS LIMITED

By:	/s/ Yongji Duan
Yongji Duan
Chairman

Signature Page to Shareholders Agreement Amendment

SCHEDULE 4

Name		Contact Details	No. of Series C Preferred Shares
Capital International Private Equity Fund V, L.P.		Capital International Private Equity Fund V, L.P. c/o Capital International, Inc.	9,883,253
		6455 Irvine Drive
		Irvine, California 92618, USA
		Attention: Private Equity Accounting & Administration (C-2D)
		Fax: 949 975 4339

		with a copy to:

		Capital International, Inc.
		11100 Santa Monica Blvd.
		15th Floor
		Los Angeles, California 90025, USA
		Attn: Christopher D. Chen
		Fax: 310 996 6171

CGPE V, L.P.		Capital International Private Equity Fund V, L.P.	397,121
		c/o Capital International, Inc.
		6455 Irvine Drive
		Irvine, California 92618, USA
		Attn: Private Equity Accounting & Administration (C-2D)

		Fax:949 975 4339

		with a copy to:

		Capital International, Inc.
		11100 Santa Monica Blvd.
		15th Floor
		Los Angeles, California 90025, USA
		Attn: Christopher D. Chen
		Fax:: 310 996 6171

HBM BioVentures (Cayman) Ltd.		Address: Centennial Towers, 3rd	747,664
		Floor, 2454 West Bay Road,
		Grand Cayman, Cayman
		Islands
	Fax:	+1 345 946 8003
		Attention: John Arnold

HBM BioMed China		Address: Centennial Towers, 3rd	1,869,160
		Floor, 2454 West Bay Road,
		Grand Cayman, Cayman
		Islands
	Fax:	+1 345 946 8003
		Attention: John Arnold

Stone Group Holdings Limited		Address:	934,580
		27/F., K. Wah Centre
		191 Java Road, North Point
		Hong Kong

	Fax No.: +852 2880 5573
	Attention: Yongji Duan

Verbier International Inc.	Address:	747,664
	23/F, Jing An Center, #8 North Third
	Ring Road East, Chao Yang District,
	Beijing, 100028
	Fax No.: +86-10-5108-5666
	Attention: Xiaoxin Chen

BioVeda China Fund II, L.P.	Address:	1,869,159
	Fax No.:
	Attention:

Northern Light Venture Fund, L.P.	Address:	843,554
	2440 Sand Hill Road Suite 201
	Menlo Park, CA 94025
	Fax No.: +1-650-585-5460
	Attention: Jeffrey Lee

Northern Light Strategic Fund, L.P.	Address:	185,295
	2440 Sand Hill Road Suite 201
	Menlo Park, CA 94025
	Fax No.: +1-650-585-5460
	Attention: Jeffrey Lee

Northern Light Partners Fund, L.P.	Address:	92,647
	2440 Sand Hill Road Suite 201
	Menlo Park, CA 94025
	Fax No.: +1-650-585-5460
	Attention: Jeffrey Lee

New Enterprise Associates 12,	Address:	373,832
Limited Partnership	1119 St. Paul Street
	Baltimore, MD 21202, USA
	Fax No.: +1-410-752-7721
	Attention: Louis Citron

MS China 8 Limited	Address:	1,869,159
	M&C Corporate Services Limited
	PO Box 309 GT Grand Cayman
	George Town Cayman Islands
	Fax No.: +852-3407-5987
	Attention: Andrew Wise

	With a copy to:

	5/F, Two Exchange Square
	Central, Hong Kong
	Fax No.: +852-3407-5128
	Attention: James Tam

GSPS Asia Limited	Address: 68th Floor, Cheung Kong	2,803,739
	Center, 2 Queens Road Central, Hong Kong
	Fax No.: +852-2978-0515
	Attention: Terence Ting
	Copy: Karen Ip at the same address

Gramineae Holdings Company	Address: Suite 305, St. George’s	1,869,159
Limited	Building, 2 Ice House Street, Central,
	Hong Kong

	Fax No.: +852-2521-8023
	Attention: Andrew Lo

	with a copy to

	Clifford Chance LLP
	Address: 40th Floor, Bund Center, 222
	Yan An East Road, Shanghai 200002,
	PRC
	Fax No.: +86-21-6335-0337
	Attention: Yanping Cao

GM Investment Company	Address:	48/F, Bank of China Tower	826,190
Limited		1 Garden Road
		Central, Hong Kong
	Fax No.: +852 3605 8189
	Attention: Samuel Kong

New Horizon Dairy Industry	Address:	Jin Bao Tower, 12th Floor,	1,869,159
Investment Limited		89 Jin Bao Street
		Dong Cheng District
		Beijing, PRC
	Fax No.: +86-10-8522-1235
	Attention: Jianming Yu

Medy Ltd.	Address:	c/o Cathay Industrial	1,495,328
		Biotech Ltd., 3F, Building
		5, 1690 Cailun Road,
		Zhangjiang Hightech Park,
		Shanghai 201203, PRC

	Fax: 86-21-5080-1386
	Attention: Dr. Xiucai Liu
Total			28,676,663

EXHIBIT A

GROUP COMPANIES

1.                                       Cathay Industrial Biotech Ltd., a Cayman Islands company.

2.                                       Cathay BioMaterials Limited (“Cathay BioMaterials”), a wholly-owned subsidiary of the Company incorporated under the laws of the British Virgin Islands.

3.                                       Cathay Industrial Biotech (Hong Kong) Limited (“Cathay Hong Kong”), a wholly owned subsidiary of the Company incorporated in Hong Kong.

4.                                       Cathay Industrial Biotech (UK) Ltd. (“Cathay UK”), a wholly owned subsidiary of the Company established under the law of the United Kingdom.

5.                                       Shanghai Cathay Industrial Biotech Co., Ltd. (上海凯赛生物科技有限公司) (“Cathay Shanghai”), a wholly-owned subsidiary of the Company established under PRC law.

6.                                       Shanghai Cathay Biotechnology R&D Co., Ltd. (上海凯赛生物技术研发中心有限公司) (“Cathay R&D”), a wholly-owned subsidiary of the Company established under PRC law.

7.                                       Shandong Cathay Industrial Biotech Limited. (山东凯赛生物技术有限公司)(“Cathay SD Industrial”), a wholly-owned subsidiary of the Company established under PRC law.

8.                                       Jilin Cathay Industrial Biotech Limited. (吉林凯赛生物技术有限公司)(“Cathay Jilin”), a wholly-owned subsidiary of the Company established under PRC law.

9.                                       Shandong Cathay Biotechnology Co., Ltd. (山东凯赛生物科技材料有限公司) (“Cathay Shandong”), a Sino-foreign joint venture enterprise established under PRC law. Cathay Shanghai and Cathay BioMaterials, holds 70.25% and 29.75%, respectively, of the equity interests in Cathay Shandong.

10.                                 Shandong Degussa Cathay Biotech Co. Ltd ( 山东德固赛凯赛生物技术有限公司) (“Degussa Cathay Biotech”), a Sino-Foreign Joint Venture Company established under PRC law. Cathay Shandong and Degussa (China) Co., Ltd.(“Degussa China”) holds 49% and 51%, respectively, of the equity interests in the Degussa Cathay Biotech.